As filed with the Securities and Exchange Commission on May 30, 2017

 Registration No. 333-217340

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

REGISTRATION STATEMENT ON

FORM S-1/A
(Amendment No. 1)

UNDER THE SECURITIES ACT OF 1933

WRAP TECHNOLOGIES, INC.
(Exact name or Registrant as specified in its charter)

Delaware	3480	98-0551945
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

4620 Arville Street, Suite E Las Vegas, Nevada 89103 (800) 583-2652
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Barnes
President and Chief Financial Officer
Wrap Technologies, Inc.
4620 Arville Street, Suite E
Las Vegas, Nevada  89103
(800) 583-2652
 (Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Daniel W. Rumsey, Esq. Jessica R. Sudweeks, Esq. Disclosure Law Group,
a Professional Corporation
600 West Broadway, Suite 700
San Diego, California 92101
Tel: (619) 272-7050
Fax: (619) 330-2101

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of the Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
(Do not check if a smaller reporting company)		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Common Stock, par value, $0.0001 per share		$	$	$
Shares of common stock to be distributed as a dividend to shareholders of Petro River Oil Corp.	400,838	$	$	$
Total			$4,000,000 (3)	$463.60(4)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act ”).

(2)
Pursuant to Rule 416 under the Securities Act, there is also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

(4)
Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two forms of prospectus. One form of prospectus, which we refer to as the primary public offering prospectus, is to be used in connection with a public offering of up to _________ shares of our common stock. The other form of prospectus, which we refer to as the resale prospectus, is to be used in connection with the distribution by Petro River Oil Corp. of 400,838 shares of our common stock upon the effectiveness of the registration statement of which such prospectus forms a part. The primary public offering prospectus and the resale prospectus will be identical in all respects except for the alternate pages for the resale prospectus included herein, which are labeled “Alternate Page for Resale Prospectus.”

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus	____________, 2017

_________ shares of Common Stock

Wrap Technologies, Inc. (the “Company”) is offering up to ________ shares of common stock, par value of $0.0001 (“Common Stock”) (“Shares”). We expect the public offering price to be between $1.00 and $1.50 per share. There is currently no public market for our Common Stock. In addition:

1.
This is a "self-underwritten" public offering, with no minimum purchase requirement;

2.
The Company is not using an underwriter for this offering; and

3.
There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

The offering will commence on the effective date of this prospectus and will terminate on or before _______, 2017.  We will not extend the offering beyond the termination date.  In our sole discretion, we may terminate the offering before all of Shares are sold.

We will sell the Shares ourselves, on a best efforts basis for a period of up to twelve months from the effective date of this prospectus. We do not plan to use underwriters or pay any commissions.   There is no minimum number of Shares we must sell.  As such, no funds raised from the sale of Shares will go into escrow, trust or another similar arrangement.  Because there is no minimum to our offering, if we fail to raise sufficient capital to execute our business plan, investors could lose their entire investment and will not be entitled to a refund.

There is currently no established public trading market for our Common Stock and an active trading market in our Common Stock may not develop or, if it is developed, may not be sustained. We anticipate having a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that our Common Stock may be quoted on an inter-dealer quotation system such as the OTC Markets or the Nasdaq OMX; however, to date, we do not have a market maker who has agreed to file an application.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ending December 31, 2016. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

An investment in our securities involves a high degree of risk. We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in Wrap Technologies, Inc. and our securities before you make your investment decision. You should purchase our securities only if you can afford a complete loss of your purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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	Offering Price ($)	Offering Expenses ($)(1)		Net Proceeds to Us if 25% of Shares Sold (_______ Shares) ($)	Net Proceeds to Us if 50% of Shares Sold (________ Shares) ($)	Net Proceeds to Us if 75% of Shares Sold (________ Shares) ($)	Net Proceeds to Us if 100% of Shares Sold (________ Shares) ($)

Public Offering Price per Share

Total (2)			(3)

(1)
The total amount of offering expenses is estimated to be $50,000. See “ Use of Proceeds” for additional information.

(2)
There are no underwriting discounts or commissions being paid in connection with this offering. Our officers and directors will not receive any compensation for their role in offering or selling the Shares in this offering.

(3)
Net Proceeds includes the deduction of offering expenses estimated to be $50,000.

We are an “emerging growth company” under the Federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the Shares offered by this prospectus involves a high degree of risk. You may lose your entire investment.

The date of this Prospectus is __, 2017

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Generation 2 Pre-Production Functioning Version of BolaWrap™ Model 100	Artist Rendering of Planned Production Version of the BolaWrap 100

Illustration of Hand-Held Size of BolaWrap 100

-iii-

-iv-

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus authorized by us. To the extent the information contained in this prospectus differs or varies from the information contained in any document filed prior to the date of this prospectus and incorporated by reference, the information in this prospectus will control. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is accurate only as of the date it is presented. You should read this prospectus, and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering, in their entirety before investing in our securities.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities offered by this prospectus in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, the words “Wrap Technologies, Inc.,” “Wrap Technologies,” “Wrap Tech,” “we,” “the Company,” “us” and “our” refer to Wrap Technologies, Inc., a Delaware corporation.

Unless indicated otherwise, the information included in this prospectus assumes that (i) the shares of common stock to be sold in this offering are sold at $1.25 per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, and (ii) all shares offered by us in this offering are sold.

PROSPECTUS SUMMARY

The following is a summary of the material terms of the offering described in this prospectus.  This summary is qualified in its entirety by the more detailed information set forth elsewhere in this prospectus, including our financial statements and notes thereto. We urge you to read carefully the entire prospectus, especially the risks discussed under “Risk Factors” and our financial statements.

Our Company

We are a development stage security technology company focused on delivering innovative solutions to customers, primarily law enforcement and security personnel. We plan to introduce our first product, the BolaWrap™ 100, during 2017.

The BolaWrap™ 100 is a hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. Inspired by law enforcement professionals, the small but powerful BolaWrap™ 100 assists law enforcement to safely and effectively control encounters. Law enforcement agencies authorize a continuum of force options:

●
verbal commands;
●
physical control – soft techniques of grabs and holds progressing to hard techniques such as punches and kicks;
●
less-lethal weapons - batons, pepper spray, impact munitions and CEWs (conducted electrical weapons); and
●
lethal force – deadly weapons such as firearms.

BolaWrap™ 100 offers law enforcement a new tool to remotely and temporarily control an individual or impede flight by targeting and wrapping an individual’s legs.

The small, light but rugged BolaWrap™ 100 is designed for weak hand operation to provide remote restraint while other use of force continuum options remain open. The design offers wide latitude of accuracy to engage and restrain targeted legs of a subject. Quick eject and rapid reload of bola cartridges allows one device to be reused in a single encounter or in multiple encounters.

There are limited effective options for remote engagement so when verbal commands go unheeded law enforcement is faced with either hands on engagement or other potentially injurious less lethal or lethal force. We believe our new tool is essential to meet modern policing requirements with individuals frequently not responding to verbal commands and to assuage public demands for less lethal policing. We believe our device minimizes the need to employ other uses of force including combat and less-lethal weapons. Many less-lethal weapons rely on “pain compliance” often escalating encounters with potential for injury.

We intend to commercialize the BolaWrap™ 100 by initially targeting sales to the approximate 18,000 United States law enforcement agencies with approximately 765,000 full time officers and to the United States Border Patrol with 21,000 border patrol agents. Thereafter we intend to target law enforcement agencies and security personnel worldwide.

Although we are working towards commercialization of BolaWrap™ 100, we have not yet established supplier or production arrangements. We have not generated any revenues to date, have no customers and currently have no products available for sale. Sale of our planned products may require governmental licenses or approvals that we have not yet obtained. Our independent registered public accounting firm stated in their audit opinion issued in connection with our balance sheet and other financial statements as of December 31, 2016 that our net losses and our requirement to secure additional financing raised substantial doubt about our ability to continue as a going concern. We had an accumulated deficit as of March 31, 2017 of $436,111. See “Risk Factors” included in this prospectus for additional information regarding risks and uncertainties associated with our business.

Our Strengths and Challenges

We believe the following competitive strengths position us for future operating success, growth and ultimately, profitability:

●
We are pioneering the BolaWrap™ 100 device. There has been no restraint or less-lethal product broadly accepted by law enforcement since the 1994 introduction of the Taser CEW (conducted electrical weapon also referred to as CED, or conducted energy device);

●
We believe we are creating important intellectual property around our product;

●
Our initial focus on BolaWrap™ 100 affords us great sales and marketing flexibility to respond to and meet customer requirements; and

●
Our management team has developed a strong technical base in this technology and is experienced in innovating and bringing products to market. We plan to develop a line of BolaWrap™ entanglement products and develop additional security technology products.

We expect to face significant challenges and uncertainties in executing our business plan, including but not limited to the following:

●
We need to rapidly, profitably and successfully commercialize the BolaWrap™ 100 product and develop additional versions of the technology, and develop new technologies and products;

●
Our products must meet the needs of customers and we need to generate sufficient revenues to sustain profitable operations;

●
We have limited personnel and financial resources to develop required business functions, including development, production, marketing, sales, distribution, service and administration;

●
We will be required to obtain additional financing until we are able to produce sufficient revenues and profitability to sustain future operations; and

●
We face the uncertainties and risks facing any development stage company, including but not limited to, the risk factors described in the section entitled “Risk Factors” starting on page 5.

Our Strategy

Our goal is to realize the potential of a new remote restraint device targeting law enforcement and security personnel. We aim to produce a product line starting with the BolaWrap™ 100 to meet the requirements of these customers. The key elements of our strategy include:

●
Produce a product line meeting customer requirements as a new tool to aid in the retention of individuals to make encounters more effective and less dangerous to law enforcement and the public;

●
Develop a robust production and supply system to support our customers; and

●
Develop relationships with customers requiring large numbers of products, mainly larger city police departments and large agencies.

We also plan to explore markets for use by security and related personnel and develop international distribution.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” beginning on page 5 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities offered by this prospectus. These risks include, among others:

●
we are a development stage technology company with no current revenues or approved products, and limited experience developing security technology for law enforcement or other security personnel, which makes it difficult to assess our future viability;

●
we depend heavily on the success of BolaWrap™ 100, and we cannot be certain that we will be able to obtain regulatory approval for, or successfully commercialize, BolaWrap™ 100, or any future products;

●
we face significant competition, and if we are unable to compete effectively, we may not be able to achieve or maintain significant market penetration or improve our results of operations;

●
if we are unable to adequately protect our proprietary technology, or obtain and maintain issued patents that are sufficient to protect our product candidates, others could compete against us more directly, which would have a material adverse impact on our business, results of operations, financial condition and prospects;

●
we have incurred significant net losses since inception and we will continue to incur substantial operating losses for the foreseeable future; and

●
following the completion of the transactions described in this prospectus, our directors will own an aggregate of approximately ____% of our outstanding voting securities, and will have the potential ability to exert influence on the outcome of issues requiring approval by the Company’s shareholders.

Corporate Information

Our principal executive offices are located at 4620 Arville Street, Suite E, Las Vegas, Nevada 89104, and our telephone number is (800) 583-2652. Our website addresses are www.wraptechnologies.com and www.bolawrap.com. Information contained on, or that can be accessed through, our websites, is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

The Offering

Securities we are offering
______ shares of Common Stock

Common Stock outstanding after this offering
__________ shares of Common Stock.

Use of proceeds
We estimate that the maximum net proceeds to us from this offering, after deducting the estimated offering expenses payable by us, and based on the assumed combined public offering price of $1.25 per Share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, will be approximately $____ million. We intend to use the net proceeds of this offering principally for research, development and tooling, and sales and marketing. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

RISK FACTORS

In addition to the information contained elsewhere in this prospectus, you should consider carefully the following risk factors related to Wrap Tech. If any of the risks described below actually occur, our business, financial condition, results of operations, cash flows and stock price could be materially adversely affected. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note About Forward-Looking Statements” on page 12.

Risk Factors Relating to Our Business

We have a history of operating losses, expect additional losses and may not achieve or sustain profitability.

We have a history of operating losses and expect additional losses as we introduce our new product line and until we achieve revenues and resulting margins to offset our operating costs. Our net loss for the period from inception (March 2, 2016) to December 31, 2016 was $234,356 and for the three months ended March 31, 2017 was $201,755. Our ability to achieve future profitability is dependent on a variety of factors, many outside our control. Failure to achieve profitability or sustain profitability, if achieved, may require us to continue to raise additional financing which could have a material negative impact on the market value of our Common Stock.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

In their audit opinion issued in connection with our balance sheet as of December 31, 2016 and our related statements of operations, changes in owners equity and cash flows for the period then ended, our independent registered public accounting firm stated that our net losses and our requirement to secure additional financing raised substantial doubt about our ability to continue as a going concern.  We have prepared our financial statements on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the foreseeable future. Our financial statements do not include any adjustments that would be necessary should we be unable to continue as a going concern and, therefore, be required to liquidate our assets and discharge our liabilities in other than the normal course of business, and at amounts different from those reflected in our financial statements.  If we are unable to continue as a going concern, our shareholders may lose a substantial portion or all of their investment.

We need additional capital to execute our business plan, and raising additional capital, if possible, by issuing additional equity securities may cause dilution to existing shareholders. In addition, raising additional capital by issuing additional debt financing may restrict our operations.

While we may be able to generate some funds from product sales, existing working capital will not be sufficient due to product introduction costs, operating losses and other factors. Principal factors affecting the availability of internally generated funds include:

●
failure of product sales to meet planned projections;
●
working capital requirements to support business growth;
●
our ability to control spending; and
●
acceptance of our product in planned markets.

In the event we are required to raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our shareholders could be diluted significantly, and these newly issued securities may have rights, preferences or privileges senior to those of our existing shareholders.  In addition, the issuance of any equity securities could be at a discount to the market price.

If we incur debt financing, the payment of principal and interest on such indebtedness may limit funds available for our business activities, and we could be subject to covenants that restrict our ability to operate our business and make distributions to our shareholders. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem stock or make investments.  There is no assurance that any equity or debt financing transaction will be available on acceptable terms, or at all.

We are a development stage technology company with no current revenues or approved products, and limited experience developing security technology for law enforcement or other security personnel, as well as other areas required for the successful development and commercialization of BolaWrap™ 100, our first product, which makes it difficult to assess our future viability.

We are a development stage technology company. Although our we are currently in the process of commercializing our first product, BolaWrap™ 100, we currently have no approved products and currently generate no revenues, and we have not yet fully demonstrated an ability to overcome many of the fundamental risks and uncertainties frequently encountered by development stage companies in new and rapidly evolving fields of technology. To execute our business plan successfully, we will need to accomplish the following fundamental objectives, either on our own or with strategic collaborators:

●	successfully commercialize BolaWrap™ 100, and develop future products for commercialization;

●	develop and obtain required regulatory approvals for commercialization of products we produce;

●	establish an intellectual property portfolio for BolaWrap™ 100 and other future products;

●	establish and maintain sales, distribution and marketing capabilities, and/or enter into strategic partnering arrangements to access such capabilities;

●	gain market acceptance for BolaWrap™ 100 and/or other future products; and

●
obtain adequate capital resources and manage our spending as costs and expenses increase due to research, production, development, regulatory approval and commercialization of BolaWrap™ 100 and/or other future products.

Our principal product remains under development, and has not yet been produced in any commercial quantities. We may incur significant and unpredictable warranty costs as our products are introduced and produced.

Our principal product remains under development, and has not been formally introduced into the marketplace. No assurance can be provided that we can successfully produce commercial quantities of our principal product. We generally expect to warrant our products to be free from defects in materials and workmanship for a period of up to one year from the date of purchase. We may incur substantial and unpredictable warranty costs from post-production product or component failures. Future warranty costs could further adversely affect our financial position, results of operations and business prospects.

We are materially dependent on the acceptance of our product by the law enforcement market. If law enforcement agencies do not purchase our product, our revenues will be adversely affected and we may not be able to expand into other markets, or otherwise continue as a going concern.

A substantial number of law enforcement agencies may not purchase our remote restraint product. In addition, if our product is not widely accepted by the law enforcement market, we may not be able to expand sales of our product into other markets. Law enforcement agencies may be influenced by claims or perceptions that our product is not effective or may be used in an abusive manner. Sales of our product to these agencies may be delayed or limited by such claims or perceptions.

We will be dependent on sales of the BolaWrap™ 100 product, and if this product is not widely accepted, our growth prospects will be diminished.

We expect to depend on sales of the BolaWrap™ 100 and related cartridges for the foreseeable future. A lack of demand for this product, or its failure to achieve broad market acceptance, would significantly harm our growth prospects, operating results and financial condition.

If we are unable to manage our projected growth, our growth prospects may be limited and our future profitability may be adversely affected.

We intend to expand our sales and marketing programs and our manufacturing capability. Rapid expansion may strain our managerial, financial and other resources. If we are unable to manage our growth, our business, operating results and financial condition could be adversely affected. Our systems, procedures, controls and management resources also may not be adequate to support our future operations. We will need to continually improve our operational, financial and other internal systems to manage our growth effectively, and any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

We may face personal injury and other liability claims that harm our reputation and adversely affect our sales and financial condition.

Our product is intended to be used in confrontations that could result in injury to those involved, whether or not involving our product. Our product may cause or be associated with such injuries. A person injured in a confrontation or otherwise in connection with the use of our product may bring legal action against us to recover damages on the basis of theories including personal injury, wrongful death, negligent design, dangerous product or inadequate warning. We may also be subject to lawsuits involving allegations of misuse of our product. If successful, personal injury, misuse and other claims could have a material adverse effect on our operating results and financial condition. Although we carry product liability insurance, significant litigation could also result in a diversion of management’s attention and resources, negative publicity and an award of monetary damages in excess of our insurance coverage.

Our future success is dependent on our ability to expand sales through direct sales or distributors, and our inability to grow our sales force or recruit new distributors would negatively affect our sales.

Our distribution strategy is to pursue sales through multiple channels with an emphasis on direct sales and, in the future, independent distributors. Our inability to recruit and retain sales personnel and police equipment distributors who can successfully sell our products could adversely affect our sales. If we do not competitively price our products, meet the requirements of any future distributors or end-users, provide adequate marketing support, or comply with the terms of any distribution arrangements, such distributors may fail to aggressively market our product or may terminate their relationships with us. These developments would likely have a material adverse effect on our sales. Should we employ distributors our reliance on the sales of our products by others also makes it more difficult to predict our revenues, cash flow and operating results.

We expect to expend significant resources to generate sales due to our lengthy sales cycle, and such efforts may not result in sales or revenue.

Generally, law enforcement agencies consider a wide range of issues before committing to purchase a product, including product benefits, training costs, the cost to use our product in addition to, or in place of other use of force products, product reliability and budget constraints. The length of our sales cycle may range from 30 days to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our product by potential customers before they place an order. If these potential customers do not purchase our product, we will have expended significant resources without corresponding revenue.

Most of our intended end-users are subject to budgetary and political constraints that may delay or prevent sales.

Most of our intended end-user customers are government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. As a result, even if an agency wants to acquire our product, it may be unable to purchase due to budgetary or political constraints. Some government agency orders may also be canceled or substantially delayed due to budgetary, political or other scheduling delays which frequently occur in connection with the acquisition of products by such agencies.

Government regulation of our products may adversely affect sales.

Our device may be a firearm regulated by the Bureau of Alcohol, Tobacco and Firearms involving substantial regulatory compliance. Our device may also face state restrictions especially regarding sales to security agencies. Our product sales may be significantly affected by federal, state and local regulation. Failure to comply with regulations could also result in the imposition of fines, penalties and other actions that could adversely impact our financial position, cash flows and operating results.

Our product may also be controlled by the United States Department of Commerce (“DOC”), for export directly from the United States. Consequently, we may need to obtain an export license from the DOC for the export of our product from the United States other than to Canada. Compliance with or changes in U.S. export regulations could significantly and adversely affect any future international sales.

Certain foreign jurisdictions may restrict the sale of our device limiting our international sales opportunities.

Our products, including BolaWrap™ 100, have no issued patents or other intellectual property protection. If we are unable to protect our intellectual property, we may lose a competitive advantage or incur substantial litigation costs to protect our rights.

Our future success depends in part upon our proprietary technology. None of our products, including BolaWrap™ 100, have any issued patented or other intellectual property protection. Our protective measures taken thus far, including pending patents, trademarks and trade secret laws, may prove inadequate to protect our proprietary rights. There can be no assurance we will be granted any patent rights from pending patents. The scope of any possible patent rights may not prevent others from developing and selling competing products. The validity and breadth of claims covered in any possible patents involve complex legal and factual questions, and the resolution of such claims may be highly uncertain, lengthy, and expensive. In addition, any patents, if granted, may be held invalid upon challenge, or others may claim rights in or ownership of our patents.

Our competitive position will be seriously damaged if our products are found to infringe on the intellectual property rights of others.

Other companies and our competitors may currently own or obtain patents or other proprietary rights that might prevent, limit or interfere with our ability to make, use or sell our products. Any intellectual property infringement claims against us, with or without merit, could be costly and time-consuming to defend and divert our management’s attention from our business. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results could be adversely affected. Any litigation or claims, whether or not valid, could result in substantial costs and diversion of our resources. An adverse result from intellectual property litigation could force us to do one or more of the following:

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cease selling, incorporating or using products or services that incorporate the challenged intellectual property;
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obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and
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redesign products or services that incorporate the disputed technology.

If we are forced to take any of the foregoing actions, we could face substantial costs and shipment delays and our business could be seriously harmed. Although we carry general liability insurance, our insurance may not cover potential claims of this type or be adequate to indemnify us for all liability that may be imposed.

In addition, it is possible that our customers may seek indemnity from us in the event that our products are found or alleged to infringe the intellectual property rights of others. Any such claim for indemnity could result in substantial expenses to us that could harm our operating results.

We have no experience developing law enforcement products. Our lack of experience and competition in the law enforcement market could reduce our sales and prevent us from achieving profitability.

The law enforcement market is highly competitive and our management team has no experience developing law enforcement products. We face competition from numerous larger, better capitalized, more experienced and more widely known companies that make restraint devices, less-lethal weapons and other law enforcement products. Increased competition could result in greater pricing pressure, lower gross margins and reduced sales, and prevent us from achieving profitability.

We cannot predict our future operating results. Our quarterly and annual results will likely be subject to fluctuations caused by many factors, any of which could result in our failure to achieve our expectations.

We currently expect our BolaWrap™ 100 product will be the source of all of any future revenues. Revenues, if any, are expected to vary significantly due to a number of factors. Many of these factors are beyond our control. Any one or more of these factors, including those listed below, could cause us to fail to achieve our revenue expectations. These factors include:

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our ability to develop and supply product to customers;
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market acceptance of, and changes in demand for, our products;
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gains or losses of significant customers, distributors or strategic relationships;
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unpredictable volume and timing of customer orders;
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the availability, pricing and timeliness of delivery of components for our products;
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fluctuations in the availability of manufacturing capacity or manufacturing yields and related manufacturing costs;
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timing of new technological advances, product announcements or introductions by us and by our competitors;
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unpredictable warranty costs associated with our product;
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budgetary cycles and order delays by customers or production delays by us or our suppliers;
●
regulatory changes affecting the marketability of our products;
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general economic conditions that could affect the timing of customer orders and capital spending and result in order cancellations or rescheduling; and
●
general political conditions in this country and in various other parts of the world that could affect spending for the products that we intend to offer.

Some or all of these factors could adversely affect demand for our products and, therefore, adversely affect our future operating results. As a result of these and other factors, we believe that period-to-period comparisons of our operating results may not be meaningful in the near term and accordingly you should not rely upon our performance in a particular period as indicative of our performance in any future period.

Our expenses may vary from period to period, which could affect quarterly results and our stock price.

If we incur additional expenses in a quarter in which we do not experience increased revenue, our results of operations will be adversely affected and we may incur larger losses than anticipated for that quarter. Factors that could cause our expenses to fluctuate from period to period include:

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the timing and extent of our research and development efforts;
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investments and costs of maintaining or protecting our intellectual property;
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the extent of marketing and sales efforts to promote our products and technologies; and
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the timing of personnel and consultant hiring.

Our dependence on third-party suppliers for key components of our product could delay shipment of our products and reduce our sales.

We will depend on certain domestic and foreign suppliers for the delivery of components used in the assembly of our product. Our reliance on third-party suppliers creates risks related to our potential inability to obtain an adequate supply of components or subassemblies and reduced control over pricing and timing of delivery of components and subassemblies. Specifically, we will depend on suppliers of sub-assemblies, machined parts, injection molded plastic parts, and other miscellaneous custom parts for our product. We do not have any long-term supply agreements with any planned suppliers. Any interruption of supply for any material components of our products could significantly delay the shipment of our products and have a material adverse effect on our revenues, profitability and financial condition.

Foreign currency fluctuations may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for future potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some foreign customers and reduce or eliminate their future orders of our products.

Loss of key management and other personnel could impact our business.

Our business is substantially dependent on our officers and other key personnel. The loss of an officer or any key personnel could materially adversely affect our business, financial condition, results of operations and cash flows. In addition, competition for skilled and non-skilled employees among companies like ours is intense, and the future loss of skilled or non-skilled employees or an inability to attract, retain and motivate additional skilled and non-skilled employees required for the operation and expansion of our business could hinder our ability to conduct research activities successfully, develop new products, attract customers and meet customer shipments.

Inadequate internal controls and accounting practices could lead to errors, which could negatively impact our business, financial condition, results of operations and cash flows.

We will need to establish internal controls and management oversight systems. Our small size and limited personnel and consulting resources will make doing so more challenging than for more established entities. We may not be able to prevent or detect misstatements in our reported financial statements due to system errors, the potential for human error, unauthorized actions of employees or contractors, inadequacy of controls, temporary lapses in controls due to shortfalls in transition planning and oversight resource contracts and other factors. In addition, due to their inherent limitations, such controls may not prevent or detect misstatements in our reported financial results as required under SEC rules, which could increase our operating costs or impair our ability to operate our business. Controls may also become inadequate due to changes in circumstances. It will be necessary to replace, upgrade or modify our internal information systems from time to time. If we are unable to implement these changes in a timely and cost-effective manner, our ability to capture and process financial transactions and support our customers as required may be materially adversely impacted, which could harm our business, financial condition, results of operations and cash flows.

Risk Factors Relating to Our Common Stock

There may not be an active trading market for shares of our Common Stock.

There is no public trading market for shares of our Common Stock. We cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market in our Common Stock or how liquid such a market might become. It is possible that, after the offering, an active trading market will not develop or continue, and there can be no assurance as to the price at which our Common Stock will trade. The initial share price of our Common Stock may not be indicative of prices that will prevail in the future.

We do not expect to be the subject of research analyst coverage. The absence of research analyst coverage can adversely affect the market value and liquidity of an equity security.

Our Common Stock will be subject to “penny stock” rules.

We expect that our Common Stock will be defined as a “penny stock” under Rule 3a51-1 promulgated under the Exchange Act. “Penny stocks” are subject to Rules 15g-2 through 15g-7 and Rule 15g-9, which impose additional sales practice requirements on broker-dealers that sell penny stocks to persons other than established customers and institutional accredited investors. Among other things, for transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, these rules may affect the ability of broker-dealers to sell our Common Stock and affect the ability of holders to sell their shares of our Common Stock in the secondary market. To the extent our Common Stock is subject to the penny stock regulations, the market liquidity for our shares will be adversely affected.

We cannot predict the price range or volatility of our Common Stock, and sales of a substantial number of shares of our Common Stock may adversely affect the market price of our Common Stock.

From time to time, the market price and volume of shares traded of companies in the industry in which we operate experience periods of significant volatility. Company-specific issues and developments generally affecting our industries or the economy may cause this volatility. The market price of our Common Stock may fluctuate in response to a number of events and factors, including:

●
general economic, market and political conditions;
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quarterly variations in results of operations or results of operations that are below public market analyst and investor expectations;
●
changes in financial estimates and recommendations by securities analysts;
●
operating and market price performance of other companies that investors may deem comparable;
●
press releases or publicity relating to us or our competitors or relating to trends in our markets; and
●
sales of Common Stock or other securities by insiders.

In addition, broad market and industry fluctuations, investor perception and the depth and liquidity of the market for our Common Stock may adversely affect the trading price of our Common Stock, regardless of actual operating performance.

Sales or distributions of a substantial number of shares of our Common Stock in the public market or otherwise following the distribution, or the perception that such sales could occur, could adversely affect the market price of our Common Stock. Many of the shares of our Common Stock, other than the shares held by executive officers and directors, will be eligible for immediate resale in the public market following the effectiveness of the registration statement, of which this prospectus is a part. Investment criteria of certain investment funds and other holders of our Common Stock may result in the immediate sale of our Common Stock after such effectiveness to the extent such stock no longer meets these criteria. Substantial selling of our Common Stock, whether as a result of the effectiveness of the registration statement or otherwise, could adversely affect the market price of our Common Stock.

We cannot assure you as to the price at which our Common Stock will trade as a result of the offering. Until our Common Stock is fully distributed and an orderly market develops in our Common Stock, the price at which our Common Stock trades may fluctuate significantly and may be lower or higher than the price that would be expected for a fully distributed issue.

Our directors are among our largest shareholders, and may have certain personal interests that may affect the Company.

Following the completion of the transactions described in this prospectus, our directors, James A. Barnes, Elwood G. Norris and Scot will own ____%, ____% and ____% of the Company’s outstanding voting securities, respectively, or an aggregate of approximately ____%. As a result, our directors, acting individually or as a group, have the potential ability to exert influence on the outcome of issues requiring approval by the Company’s shareholders. This concentration of ownership may have effects such as delaying or preventing a change in control of the Company that may be favored by other shareholders or preventing transactions in which shareholders might otherwise recover a premium for their shares over current market prices.

We may issue additional Common Stock in the future. The issuance of additional Common Stock may reduce the value of your Common Stock.

We may issue additional shares of Common Stock without further action by our shareholders. Moreover, the economic and voting interests of each stockholder will be diluted as a result of such issuances. Although the number of shares of Common Stock that shareholders presently own will not decrease, such shares will represent a smaller percentage of the total shares that will be outstanding after the issuance of additional shares.  The issuance of additional shares of Common Stock may cause the market price of our Common Stock to decline.

Sales of Common Stock issuable on the exercise of any future options or warrants may lower the price of our Common Stock.

We adopted a stock option plan on March 31, 2017, which will authorize the grant of options or restricted stock awards to purchase up to 2.0 million shares of our Common Stock to our employees, directors and consultants. The issuance of shares of Common Stock issuable upon the exercise or conversion of options could cause substantial dilution to existing holders of Common Stock, and the sale of those shares in the market could cause the market price of our Common Stock to decline. The potential dilution from the issuance of these shares could negatively affect the terms on which we are able to obtain equity financing.

We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of your Common Stock.

We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series. Our Board of Directors may determine the terms of future preferred stock offerings without further action by our shareholders. If we issue preferred stock, it could affect your rights or reduce the value of your Common Stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. Preferred stock terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

The payment of dividends will be at the discretion of our Board of Directors.

The declaration and amount of future dividends, if any, will be determined by our Board of Directors and will depend on our financial condition, earnings, capital requirements, financial covenants, regulatory constraints, industry practice and other factors our Board deems relevant. See “Dividend Policy” on page 15 for additional information on our dividend policy following the distribution.

JUMPSTART OUR BUSINESS STARTUPS ACT

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we do not have more than $1.0 billion in annual gross revenue and did not have such amount as of December 31, 2016, our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1.0 billion or (ii) we issue more than $1.0 billion in non-convertible debt in a three-year period. We will lose our status as an emerging growth company (i) if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

●
Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

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Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and other materials filed or to be filed by us, as well as information in oral statements or other written statements made or to be made by us, contain statements, including in this document under the captions “Executive Summary,” “Questions and Answers About the Distribution,” “Risk Factors,” “The Distribution,” “Capitalization and Financing,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business”, that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or the negative version of those words or other comparable words and phrases. Any forward-looking statements contained in this information statement are based on our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. There may be events in the future that we are not able to predict accurately or control. The factors listed under “Risk Factors,” as well as any cautionary language in this information statement, provide examples of risks, uncertainties and events that may cause our results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this information statement could have a material adverse effect on our business, results of operations and financial position.

Forward-looking statements, whether express or implied, are not guarantees of future performance and are subject to risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to:

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risks that we may not have sufficient capital in the amounts and at the times needed to finance our business;

●
risks associated with our future revenue source dependent on a new product line not yet in production;

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risks that any future potential revenue opportunities from customers may not materialize to any meaningful degree or at all;

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risks of delays or unforeseen technical obstacles in arranging production and bringing our new product line to market;

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absence of a public market for our Common Stock;

●
our ability to attract and retain qualified personnel and key employees;

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our ability to establish financial, administrative and other support functions;

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difficulty in predicting the timing or outcome of new product development efforts;

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the amount and timing of costs associated with research and development of our product line;

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our ability to generate operating revenue;

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market adoption of our principal product;

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the competitive nature of the industry in which we compete;

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the availability and price of acceptable raw materials and components from third-party suppliers;

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volatility in the financial markets;

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any adverse outcome in litigation to which we may become a party;

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general economic, political and business conditions that adversely affect our company or our suppliers or any company to which we sell our products;

●
changes in costs, including changes in labor costs and raw material prices;

●
the impact on our product development of patents and other proprietary rights licensed or owned by us; and

●
the ability to successfully have our products manufactured in an efficient, time-sensitive and cost-effective manner.

You should read this information statement completely and with the understanding that actual future results may be materially different than expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus, and we do not undertake any obligation (and we expressly disclaim any such obligation), other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or changes in future operating results over time or otherwise.

USE OF PROCEEDS

Any proceeds received from the sale of the Shares will be deposited directly into the operating account of the Company. We will be attempting to raise up to $4 million, minus expenses of approximately $50,000 from the sale of the Shares. These proceeds will be used as follows:

	100%	75%	50%	25%
Gross Proceeds	$4,000,000	$3,000,000	$2,000,000	$1,000,000
Less Offering Expenses	(50,000)	(50,000)	(50,000)	(50,000)
NET OFFERING PROCEEDS	$3,950,000	$2,950,000	$1,950,000	$950,000
Research, Development and Tooling	$435,000	$435,000	$435,000	$435,000
Sales and Marketing	$410,000	$410,000	$410,000	$210,000
General Corporate Expense	$305,000	$305,000	$305,000	$305,000
Working Capital	$2,800,000	$1,800,000	$800,000	$-0-

Our offering expenses are comprised of legal and accounting expenses.  Our officers and directors will not receive any compensation for their efforts in selling the Shares.

Research and development expense primarily relates to developing new security products while tooling costs consist primarily of upfront tooling costs to reduce the cost of BolaWrap™ 100 components. Sales and marketing expense includes staffing costs, product promotion costs and travel and customer support activities. General corporate expense includes staffing and public company costs. Working capital may also consist of capacity and staffing expansion and administrative expense.

In the event we are not successful in selling Shares resulting in gross proceeds of at least $1.0 million, we would utilize any available funds raised in the following order of priority:

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For general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the Securities and Exchange Commission (“SEC”);
●
For research, development and tooling;
●
For general corporate expenses.

We estimate the need to raise a minimum of $1.5 million to implement our plan of operations and provide sufficient working capital for production and to finance sales operations.

MARKET PRICE OF COMMON STOCK AND RELATED MATTERS

Market Information

There has been no public trading market for the shares of the Company’s Common Stock.  We intend to apply to list our Common Stock on the OTCBB such that a secondary market will commence following the offering.

Holders

As of April 14, 2017, there were approximately 14 shareholders of record of our Common Stock and no holders of record of our preferred stock. Our transfer agent is Colonial Stock Transfer Company. Their telephone number is (801) 355-5740.

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

Public Market

While not currently a reporting company, we will become a Section 15(d) reporting company as a result of the consummation of the offering.

Dividend Policy

The payment of dividends is subject to the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition and other relevant factors. We have not paid or declared any dividends upon our Common Stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our Common Stock in the foreseeable future. Therefore, there can be no assurance that any dividends on the Common Stock will ever be paid.

CAPITALIZATION AND FINANCING

The following sets forth our capitalization as of March 31, 2017 that is derived from our unaudited financial information included elsewhere in this prospectus:

●
On an actual basis; and
●
On a pro forma basis, giving affect to the sale and issuance by us of ______ shares of Common Stock in this offering, at an assumed offering price of $1.25 per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us.

	Historical	Pro Forma
	(unaudited)	(unaudited)

Cash	$344,629	$ ________

Stockholders’ equity:
Preferred stock	-0-	-0-
Common stock	2,000	________
Additional paid-in capital	665,500	________
Accumulated deficit	(436,111)	________
Total stockholders’ equity	$231,389	$________

Total capitalization	$231,389	$________

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements, notes and pro forma information included elsewhere in this prospectus.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of Common Stock being offered. Dilution of the value of the Common Stock you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of March 31, 2017, the net tangible book value of our Common Stock was $231,389 or approximately $0.01 per share based upon 20.0 million shares of Common Stock issued and outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the _________ shares of Common Stock to be outstanding will be (______) or approximately $______ per share. The net tangible book value of the shares of Common Stock held by our existing shareholders will be increased by $____ per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $_____ per share of Common Stock to $______ per share.

After completion of this offering, if _______ shares of Common Stock are sold, investors in the offering will own __% of the total number of shares then outstanding for which they will have made cash investment of $____ million, or $_____ per share. Our existing shareholders will own ___% of the total number of shares of Common Stock then outstanding, for which they have made contributions of cash totaling $0.00 per share.

Upon completion of this offering, in the event all Shares are not sold, the following table details the range of possible outcomes from the offering assuming the sale of 100%, 75%, 50% and 25%.

Funding Level	$4,000,000	$3,000,000	$2,000,000	$$1,000,000

Offering price	$	$	$	$
Net tangible book value per common share before offering	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Pro forma net tangible book value per common share after	$	$	$	$
Dilution to investors	$	$	$	$
Dilution as a percentage of offering price	%	%	%	%

Based on 20,000,000 shares of Common Stock outstanding as of March 31, 2017 and total stockholder's equity of $231,389 utilizing unaudited financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.034 per share of Common Stock in comparison to the offering price of $1.25 per share of Common Stock, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus.

Further Dilution

The Company may issue equity and debt securities in the future.  These issuances and any sales of additional Common Stock may have a depressive effect upon the market price of the Company's Common Stock and investors in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the financial statements and other financial information included elsewhere in this information statement. The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this information statement, particularly in “Risk Factors” and “Special Note About Forward-Looking Statements.”

We are a security technology company organized in March 2016 focused on delivering solutions to customers, primarily law enforcement and security personnel. We plan to introduce our first product, the BolaWrap™ 100, during 2017. We do not expect to report revenues until production quantities are available for sale to customers. There can be no assurance regarding the timing or amount of future revenues from this product, if any.

Organization and Reverse Capitalization

Our Company resulted from the March 31, 2017 merger of Wrap Technologies, LLC (“Wrap LLC”) with and into our wholly-owned subsidiary MegaWest Energy Montana Corp. (“MegaWest”). Wrap LLC ceased separate existence with MegaWest continuing as the surviving entity. MegaWest changed its name to Wrap Technologies, Inc. and amended and restated new articles of incorporation authorizing 150,000,000 shares of Common Stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001. All issued and outstanding 835.75 membership units of Wrap LLC were exchanged for 20.0 million shares of Common Stock of the Company.

Wrap LLC acquired privately held MegaWest from Petro River Oil Corp. (“Petro River”) on March 22, 2017 through the issuance of 16.75 membership units, representing a 2% membership interest in Wrap LLC. Petro River is owned 11% by Scot Cohen, its Executive Chairman, who also was a Manager and the owner of a 26% membership interest in Wrap LLC, and is a director and officer of the Company. MegaWest had no assets or liabilities at the date of acquisition nor at December 31, 2016, and is not considered an operating business.

Wrap LLC’s acquisition of MegaWest and its subsequent merger with and into MegaWest as a wholly-owned subsidiary of the Company, and exchange of membership interests for Common Stock has been accounted for as a reverse recapitalization of Wrap LLC (the “Recapitalization”). Wrap LLC, now the Company as a result of the Recapitalization, is deemed the accounting acquirer with MegaWest the accounting acquiree. Our financial statements are in substance those of Wrap LLC and are deemed to be a continuation of its business from its inception date of March 2, 2016. The Company’s balance sheet continues at historical cost as the accounting acquiree had no assets or liabilities and no goodwill or intangible assets were recorded as part of the Recapitalization.

To reflect the Recapitalization, historical shares of Common Stock and additional paid-in capital have been retroactively adjusted using the exchange ratio of approximately 23,930.60 shares of Common Stock for each membership unit of Wrap LLC.

Basis of Presentation – Going Concern

Since inception in March 2016, we have generated significant losses from operations and anticipate that we will continue to generate significant losses from operations for the foreseeable future. In order to continue as a going concern, our business will require substantial additional investment that has not yet been secured.  Our loss from operations was $234,356 for the period ended December 31, 2016 and $201,755 for the three months ended March 31, 2017. The net cash used from operations and investing was $187,428 for the period ended December 31, 2016 and $135,443 for the three months ended March 31, 2017. On March 31, 2017, we had $344,629 in cash.  As of March 31, 2017, our obligations included $155,050 of current liabilities and lease commitments of approximately $48,300.

Our management has concluded that due to the conditions described above, there is substantial doubt about our ability to continue as a going concern through April 17, 2018.

Management has evaluated the significance of the conditions in relation to our ability to meet our obligations and believes that the current cash balance will provide sufficient capital to continue operations through approximately June 2017. While we plan to raise capital to address our capital deficiencies and meet our operating cash requirements, there is no assurance that our plans will be successful. Management cannot assure you that financing will be available on favorable terms or at all. Additionally, if additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to our existing shareholders. Furthermore, despite management’s optimism regarding our technology and planned products, even in the event that the Company is adequately funded, there is no guarantee that any products or product candidates will perform as hoped or that such products can be successfully commercialized.

Equity Compensation Plan

On March 31, 2017, the Company approved the 2017 Equity Compensation Plan (the “Plan”). The Plan provides for the granting of nonqualified stock options, incentive stock options, and restricted stock grants and units. The Plan allows for an issuance of a maximum of 2,000,000 shares of Common Stock, with awards made at the discretion of the board of directors. No awards have been made to date. The Company plans to issue stock options in the future to executive officers, directors, employees and consultants.

Challenges, Opportunities, and Uncertainties

We will be required to establish and grow business functions including production, marketing, sales, distribution, service and administration. Until we generate revenues and margins or obtain additional financing, we expect to have limited personnel to accomplish these functions and will primarily rely on our executives along with outside consultants and suppliers we intend to engage for production and certain other services. Given our limited personnel, there is risk and uncertainty whether we can timely accomplish required functional activities and achieve important milestones, including introducing new products and obtaining orders from new customers.

We are unable to predict the market acceptance of our new product or the level of future sales, if any. We have not yet commenced marketing our new product and have no orders or customers for our products.

We will be reliant on existing financial resources to provide initial working capital. We will need additional capital to finish development and marketing of our new product line and working capital to produce product for sale to customers. Obtaining any required additional financing in the future could be a significant management challenge and failure to secure necessary financing would have a material adverse affect on our operations. Our ability to continue as a going concern is dependent upon achieving a profitable level of operations and until then obtaining additional financing.

Given our limited personnel and financial resources we face significant challenges in establishing, operating and growing our new business. We expect we will need to continue to innovate new applications for our security technology, develop new products and technologies to meet diverse customer requirements and identify and develop new markets for our products.

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States, which we refer to as U.S. GAAP, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to recognition and measurement of contingencies and accrued costs. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Until consummation of the Recapitalization on March 31, 2017, we were treated as a partnership for federal and state income tax purposes and did not incur income taxes. Instead, our losses were included in the income tax returns of the member partners. Following the Recapitalization, we will be responsible for federal, state and foreign taxes for jurisdictions in which we conduct business. As part of the process of preparing our financial statements we will be required to estimate our provision for income taxes. Significant management judgment will be required in determining our provision for income taxes, deferred tax assets and liabilities, tax contingencies, unrecognized tax benefits, and any required valuation allowance, including taking into consideration the probability of the tax contingencies being incurred. Management expects to assess this probability based upon information provided by its tax advisers, its legal advisers and similar tax cases. If at a later time its assessment of the probability of these tax contingencies changes, its accrual for such tax uncertainties may increase or decrease. Our effective tax rate for annual and interim reporting periods could be impacted if uncertain tax positions that are not recognized are settled at an amount which differs from our estimates.

Operating Expense

Our operating expenses have included (i) selling, general and administrative expense, and (ii) research and development expense. Research and development expense comprises the costs incurred in performing research and development activities on our behalf, including compensation and consulting, design and prototype costs, contract services, patent costs and other outside expenses. The scope and magnitude of our future research and development expense is difficult to predict at this time and will depend on elections made regarding research projects, staffing levels and outside consulting and contract costs. The actual level of future selling, general and administrative expense will be dependent on staffing levels, elections regarding the use of outside resources, public company and regulatory costs, and other factors, some outside our control. Our operating costs could increase rapidly as we introduce our product and expand our research and development, production, distribution, service and administrative functions in future months. We may also incur future financing costs and substantial noncash stock-based compensation costs depending on future option grants that are impacted by stock prices and other valuation factors. Historical expenditures are not indicative of future expenditures.

Results of Operations

Three Months Ended March 31, 2017 Compared to the Period from Inception (March 2, 2016) to March 31, 2016

We had no revenues or product costs for the three months ended March 31, 2017 nor for the prior period including from inception (March 2, 2016) to March 31, 2016 (“prior short period”).

Selling, General and Administrative Expense. Selling, general and administrative expense for the three month period ended March 31, 2017 were $75,792 compared to $3,690 for the prior short period ended March 31, 2016. The most recent period included legal, merger and audit costs of $36,893, compensation of $11,000, occupancy costs of $4,640 and trade show preparation and marketing costs of $8,507. The prior short period included startup legal and organization costs of $3,390.

Research and Development Expense. Research and development expense for the period ended March 31, 2017 was $125,963 and included $14,000 of deferred related party research costs, consulting and contract research costs of $75,063, patent costs of $15,337, and prototype and supply costs of $13,489. This compared to $27,909 for the prior short period ended March 31, 2016 including $7,000 of deferred related party research costs, $4,711 of prototype and supply costs and $14,043 of patent costs.

Net Loss. Our net loss for the three-month period ended March 31, 2017 was $201,755 compared to a net loss of $31,599 for the prior short period ending March 31, 2016 when development activities were just beginning.

Period from Inception (March 2, 2016) to December 31, 2016

The following is a discussion of the results of our operations for the period from inception (March 2, 2016) to December 31, 2016. Due to the inception date there is no prior comparable period. We had no revenues or product costs during the period.

Selling, General and Administrative Expense. Selling, general and administrative expense for the period ended December 31, 2016 was $17,112, and included startup legal and organization costs of $11,207, marketing costs of $2,300, and administrative costs of $3,605.

Research and Development Expense. Research and development expense for the period ended December 31, 2016 was $217,244, and included $70,000 of deferred related party research costs, consulting and contract research costs of $95,525, patent costs of $33,141, and prototype and supply costs of $15,313.

Net Loss. Our net loss for the period ended December 31, 2016 was $234,356.

Liquidity and Capital Resources

Overview. Our sole source of liquidity has been funding from our shareholders. We expect our primary source of future liquidity will be from the sale of future product, if any, and any future equity or debt financings.

Capital Requirements. Other than $344,629 cash on hand at March 31, 2017, we have no additional sources of liquidity. We cannot currently estimate our future liquidity requirements or future capital needs which will depend on capital required to introduce our new product and the staffing and support required along with the timing and amount of future revenues and product costs. We anticipate that demands for operating and working capital could grow rapidly based on decisions regarding staffing, development, production, marketing and other functions and based on factors outside our control. Accordingly additional capital will be required during the next twelve months. No assurances can be provided that any future debt or equity capital will be available to us. Failure to quickly produce and sell our new product and timely obtain any required additional capital in the future will have a material adverse affect on the Company. Our ability to continue as a going concern is in substantial doubt and is dependent upon achieving a profitable level of operations and until then obtaining additional capital.

Our future capital requirements, cash flows and results of operations could be affected by and will depend on many factors that are currently unknown to us, including:

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the timing of the availability of our new product line for sale to customers;
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decisions regarding staffing, development, production, marketing and other functions;
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the timing and extent of any market acceptance of our products;
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the costs, timing and outcome of planned production and required customer and regulatory compliance of our new products;
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the costs of preparing, filing and prosecuting our patent applications and defending any future intellectual property-related claims;
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the costs and timing of additional product development;
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the costs, timing and outcome of any future warranty claims or litigation against us associated with any of our products; and
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the timing and costs associated with any new financing.

Cash Flow

Operating Activities. During the period ended March 31, 2017, net cash used in operating activities was $131,347. The net loss of $201,755 was reduced by $26,000 of deferred and accrued officer compensation and $44,085 of accounts payable and accruals.

During the period ended December 31, 2016, net cash used in operating activities was $177,890.  The net loss of $234,356 was increased by $29,811 of prepaid expenses and deposits and reduced by $70,000 of deferred officer compensation and $14,965 of accounts payable and accruals.

Investing Activities. We used $4,096 and $9,538 of cash for the purchase of property and equipment during the three month period ended March 31, 2017 and the period from inception to December 31, 2016, respectively.

Financing Activities. We obtained $442,500 of cash from our shareholders during the period ended December 31, 2016. During the period ended March 31, 2017 we obtained an additional $225,000 of cash from our shareholders.

Contractual Obligations

Other than our facility lease of approximately $18,100 per year, we have no contractual obligations. We are obligated to pay to Syzygy Licensing, LLC (“Syzygy”) a 4% royalty on future product sales up to an aggregate of $1.0 million in royalties.

Effects of Inflation

We do not believe that inflation has had a material impact on our business, revenues or operating results during the period presented.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements or changes in accounting pronouncements during the period ended March 31, 2017, or subsequently thereto, that we believe are of potential significance to our financial statements.

BUSINESS
Overview

We are a security technology company focused on delivering innovative solutions to customers, primarily law enforcement and security personnel. We plan to introduce our first product, the BolaWrap™ 100, during 2017.

Our BolaWrap™ 100 product is a hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. Inspired by law enforcement professionals, the small but powerful BolaWrap™ 100 assists law enforcement to safely and effectively control encounters. Law enforcement agencies authorize a continuum of force options:

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verbal commands;
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physical control – soft techniques of grabs and holds progressing to hard techniques such as punches and kicks;
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less-lethal weapons - batons, pepper spray, impact munitions and CEWs (conducted electrical weapons); and
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lethal force – deadly weapons such as firearms.

BolaWrap™ 100 offers law enforcement a new tool to remotely and temporarily control an individual or impede flight by targeting and wrapping an individual’s legs.

The small, light but rugged BolaWrap™ 100 is designed for weak hand operation to provide remote restraint while other use of force continuum options remain open. The design offers wide latitude of accuracy to engage and restrain targeted legs of a subject. Quick eject and rapid reload of bola cartridges allows one device to be reused in a single encounter or in multiple encounters.

Illustration of Bola Wrapping and Wide Latitude of Accuracy	Entanglement Wrapping Illustration

There are limited effective options for remote engagement so when verbal commands go unheeded law enforcement is faced with either hands on engagement or other potentially injurious less lethal or lethal force. We believe our new tool is essential to meet modern policing requirements with individuals frequently not responding to verbal commands and to assuage public demands for less lethal policing. We believe our device minimizes the need to employ other uses of force including combat and less-lethal weapons. Many less-lethal weapons rely on “pain compliance” often escalating encounters with potential for injury.

Primary use cases fall into the two broad categories routinely encountered by law enforcement and security personnel:

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Remotely retain and limit the mobility of an individual attempting to evade arrest or questioning. Individuals increasingly ignore law enforcement verbal commands; and
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Assist in subduing individuals actively resisting arrest by limiting mobility, possibly making other engagement options less risky to officers and less injurious to individuals.

We intend to commercialize the BolaWrap™ 100 by initially targeting sales to the approximately 18,000 United States law enforcement agencies with approximately 765,000 full time officers and to the United States Border Patrol with 21,000 border patrol agents. Thereafter, we intend to target law enforcement agencies and security personnel worldwide.

Although we are working towards commercialization of BolaWrap™ 100, we have not yet established supplier or production arrangements. We have not generated any revenues to date, have no customers and currently have no products available for sale. Sale of our planned products may require governmental licenses or approvals that we have not yet obtained. Our independent registered public accounting firm stated in their audit opinion issued in connection with our balance sheet and other financial statements as of December 31, 2016 that our net losses and our requirement to secure additional financing raised substantial doubt about our ability to continue as a going concern. We had an accumulated deficit as of March 31, 2017 of $436,111. See “Risk Factors” included in this prospectus for additional information regarding risks and uncertainties associated with our business.

History

We were organized as Wrap Technologies, LLC, a Delaware limited liability company on March 2, 2016 by our founders Elwood G. Norris, Scot Cohen and James A. Barnes. We are headquartered in Las Vegas, Nevada. Our formation followed several months of research into ensnarement techniques by our Chief Technology Officer and primary inventor, Mr. Norris. Mr. Norris has been granted over 80 U.S. patents, and with Mr. Barnes, founded LRAD Corporation (Nasdaq:LRAD), a company engaged in directed sound technologies including non-lethal acoustic hailing and warning devices sold worldwide for law enforcement, military, government and security markets.

MegaWest Merger

On March 22, 2017, we acquired MegaWest Energy Montana Corp., a wholly-owned subsidiary, from Petro River Oil Corp. (“MegaWest”), and on March 31, 2017, we merged with MegaWest, and changed our name to Wrap Technologies, Inc., a Delaware corporation (the “Merger”). Our original members retained approximately 98% ownership interest following the Merger and Petro River Oil Corp. ("Petro River") retained an approximate 2% ownership interest in the Company following the Merger. As described elsewhere in this prospectus, Petro River currently intends to distribute the shares of Common Stock received in connection with the MegaWest Merger to its shareholders as a dividend. We determined that by purchasing MegaWest and consummating the MegaWest Merger, we would be able to establish the Company as an independent, publicly traded corporation with a diverse shareholder base, due to Petro River’s intent to distribute the shares received in connection with the sale to its shareholders. We believe this will meaningfully enhance our industry market perception, thereby providing greater growth opportunities for us than our consolidated operation as a division of Petro River. Additionally, our near term goals for our business include raising sufficient capital to commercialize BolaWrap™ 100, develop additional versions of the technology, and develop new technologies and products. Achieving these goals will require offerings of securities by us, including the offering described elsewhere in this prospectus. We believe operating as a business that will be separate and distinct from Petro River’s business will benefit our shareholders and allow us to pursue growth and capital funding opportunities with a capital structure that is tailored for our needs, separate from those of Petro River.

Plan of Operation

Our plan of operation for the remainder of 2017 includes establishing business functions including production, sales, distribution and service and growing our marketing and administration functions and maintaining our core research and development function. Following completion of the offering we expect to increase staffing including a sales manager and a production manager. We may also require additional production, distribution and service staff depending on the scale of operations.

Our research and development activities for the balance of 2017 will focus on tooling and production development for the sale of our first product, the BolaWrap 100 model during 2017. We expect to acquire tooling and thereafter engage in cost reduction activities to reduce the costs of components. We also expect to develop supply chain resources including contract production of parts and subassemblies. Working capital will be used to purchase minimum order quantities of key parts and components and maintaining finished goods to timely fulfill orders. Our research plans include focus on additional models of our restraining device and developing other security related products.

Other than tooling we have no plans for material acquisition of plant or equipment.

In addition to adding sales staffing, we expect to incur sales and product promotion costs along with customer support activities. This includes planned expenditures on travel, collateral materials, trade show expenses and website and social media promotion costs to support introduction of a new product to the law enforcement community.

Following completion of the offering, in addition to ongoing administrative costs, we will incur legal, accounting and filing costs of a public company.

We will require additional capital to execute our plan of operation for the balance of 2017 and for the next twelve months (see Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources on page 21 for additional discussion). There is no minimum offering amount, however should we be successful in raising gross proceeds of at least $1,000,000 then management expects we will have sufficient capital for the balance of 2017 (see Use of Proceeds on page 14 for additional information including categories of planned expenditures). Failure to raise gross proceeds of a minimum of $1,000,000 may require us to curtail the scale of our planned operations or raise additional funds in 2017.

Industry Background

The market for use of force related products and devices includes law enforcement agencies, correctional facilities, military agencies, private security guard companies and retail consumers. We believe law enforcement officials are the opinion leaders regarding market acceptance of new security products. We therefore intend to focus on the law enforcement agency segment of the market for our first product, the BolaWrap™ 100.

According to the Department of Justice, from 2002 to 2011 an annual average of 44 million U.S. residents age 16 or older - about 19% of all persons of this age - had at least one face-to-face contact with a police officer. About 1.6% or 715,500 involved threats of or use of force. And about 1.3 million were handcuffed during their encounter with police. Nearly all local police departments and all federal law enforcement agencies have a use-of-force policy that dictates the level of force its officers can use to respond to various situations. In January 2017, a collaborative effort among 11 significant law enforcement leadership and labor organizations in the United States resulted in the publication of a National Consensus Policy on Use of Force. This policy states, among other information:

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Officers shall use only the force that is objectively reasonable to effectively bring an incident under control, while protecting the safety of the officer and others;
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Officers shall use force only when no reasonably effective alternative appears to exist and shall use only the level of force which a reasonably prudent officer would use under the same or similar circumstances;
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An officer shall use de-escalation techniques and other alternatives to higher levels of force consistent with his or her training whenever possible and appropriate before resorting to force and to reduce the need for force; and
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When de-escalation techniques are not effective or appropriate, an officer may consider the use of less lethal force to control a non-compliant or actively resistant individual. An officer is authorized to use agency-approved, less lethal force techniques and issued equipment:

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to protect the officer or others from immediate physical harm;
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to restrain or subdue an individual who is actively resisting or evading arrest; or
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to bring an unlawful situation safely and effectively under control.

A police officer is trained to use only the minimum force necessary to overcome the threat of injury or violence posed by a suspect. For example, under most policies, an officer may not use lethal force unless a subject poses a threat of significant bodily injury or fatality to the officer or other persons.

Studies have concluded that most police officers never deploy lethal force in the course of their careers. While the vast majority of law enforcement officers around the world are armed with firearms, only a small percentage will actually ever use them. Officers, however, use less lethal force on a regular basis. Traditional tactics such as using a control hold, baton, club, or combat to control a suspect may result not only in a risk of injury to the suspect, but also a risk that the officer will be injured. Other force options including chemical spray, impact munitions and CEWs not only risk injury but are often controversial. Each weapon available to law enforcement has distinct advantages and disadvantages, and we believe law enforcement agencies require different tools for different situations.

We believe a new remote restraining device is necessary to meet modern policing requirements with individuals frequently not responding to verbal commands and public demands for less lethal policing. A tool to restrain at a distance may offer reduced frequency of deployment of other control techniques including CEWs. We believe that the following characteristics for our new restraining product are the most important to law enforcement and security agencies:

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Effectiveness: remote restraint of individuals while keeping all other use of force options available;
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Range: variable distance over which the device is effective;
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Safety: minimal risk of injury or death;
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Ease of use: simple operation and low maintenance;
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Dependability: reliability in many environments, product durability;
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Accountability: tracking to reduce misuse of the weapon; and
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Cost: low cost per use and possible reduction of insurance and litigation expense.

The BolaWrap™ 100 Solution

The BolaWrap™ 100 is designed to perform well in terms of all of the above characteristics. We believe the BolaWrap™ 100 is a unique new device to restrain subjects safely and without eliminating any other use of force options necessary for the protection of law enforcement and the public. While no use of force technique or device is 100% effective, in our opinion, unique performance could make the BolaWrap™ 100 a tool of choice in a range of encounters for law enforcement agencies and other security services.

Effectiveness

Without an effective remote restraint device to assist controlling an encounter, law enforcement often defaults to less-lethal weapons that rely upon a pain response or electrical induced incapacitation for effect. These methods along with lethal force may be necessary for the most dangerous and aggressive suspects. However, there are many encounters where remote restraint may be an option in lieu of or before physical contact with an individual to reduce possibility for flight or the possibility for injury to the individual and the officer. In volunteer testing, the BolaWrap™ 100 has shown to be effective in restraining individuals hindering the flight ability and crippling the ability to fight allowing effective further officer action.

Range

Batons and chemical sprays can only be used from close distances, usually less than five feet. Rubber bullets, beanbag rounds, and similar less-lethal impact weapons must be used at distances greater than 30 feet to minimize suspects’ injuries. Combat, come along and wrist locks require intimate contact with suspects. The BolaWrap™ 100 is designed to engage a suspect at 10 to 25 feet operable by the weak hand allowing other force options to remain available. The design of the device makes it ineffective and it is not recommended for use at close distances, less than five feet.

Safety

The BolaWrap™ 100 is not intended as a weapon. It does not rely on pain or electrical induced incapacitation for effectiveness. The wrapping effect is intended to impede flight while not inducing uncontrolled falls or injury. There is no issue of recovery time as the case with CEW, impact munitions or chemical devices.

Ease of Use

The BolaWrap™ 100 is small, light and rugged. It is designed to be operated as a weak hand device. It is simple to use, activate and deploy. It can be reloaded and deployed again as quickly as a spent cartridge can be removed and a replacement cartridge inserted, typically in less than five seconds. Further, the weapon requires no maintenance, there are no electronic components. The BolaWrap™ 100 also does not leave contaminating residues, unlike chemical sprays that may contaminate buildings, vehicles or other closed facilities or officer uniforms.

Dependability

The BolaWrap™ 100 as a mechanical device operates effectively under a variety of unfavorable conditions, such as wind and rain, and is rugged and durable.

Accountability

The BolaWrap™ 100 is designed for professional use and not consumer use. Each device and each cartridge is identified with a serial number for recordkeeping purposes.

Cost

The BolaWrap™ 100 is intended to be sold to law enforcement agencies at a price per unit not yet established. The single use bola cartridge ammunition is intended to be priced at a per cartridge price to allow use in both training and active deployment. While we do not believe there is a directly competitive remote restraint device, and we expect prices to be competitive with CEWs, impact munitions and most other specialized less-lethal weapons, with the exception of the least expensive chemical sprays. However, the indirect costs of decontaminating buildings, vehicles, and uniforms resulting from the use of chemical sprays can place these sprays at an overall cost disadvantage per use.

In addition, litigation and insurance costs for law enforcement agencies can be significant. Reducing the need for other use of force tools and the number of injuries and fatalities caused by law enforcement officers may reduce the number of suits filed against agencies for excessive use of force, wrongful death and injury.

We believe the addition of a new remote restraint device may have the benefit of increasing goodwill between law enforcement agencies and their communities. Community relations considerations can be particularly important at a time when almost any interaction with police can be recorded and scrutinized by the media and the public.

Product

Our BolaWrap™ 100 product is a hand-held remote restraint device that discharges an eight-foot bola style Kevlar® tether to entangle an individual at a range of 10-25 feet. BolaWrap™ 100 offers law enforcement a new tool to remotely engage and temporarily control individuals.

The small, light but rugged BolaWrap™ 100 is designed for weak hand operation to provide remote restraint while other use of force continuum options remain open. The design offers wide latitude of accuracy to engage and restrain targeted legs of a subject. Quick eject and rapid reload of bola cartridges allows one device to be reused in a single encounter or in multiple encounters.

The bola cartridge contains two sockets that discharge two small pellets at a thirty degree angle. The pellets are linked by the eight-foot Kevlar tether such that the tether first engages an individual’s legs then the force of the pellets causes the tether to wrap. Small barbs on each pellet engage clothing to retard the unwinding of the bola tether wrap. The bola cartridge contains a 9 mm fractional charge blank cartridge (as used in prop guns) to discharge the tether.

The durable body of the BolaWrap™ 100 contains a receptacle for the bola cartridge along with the activation, deployment and safety mechanisms. Bola cartridges are quickly ejected allowing rapid reloading, activation and deployment.

We demonstrated our first prototype device in December 2016 and developed pre-manufacturing demonstration units in early April 2017 for planned production and sales in the third quarter of 2017.

Markets

Law Enforcement and Corrections

Federal, state and local law enforcement agencies in the United States currently represent the primary target market for the BolaWrap™ 100. According to United States Bureau of Justice statistics, there were nearly 18,000 of these agencies in the United States in 2008 that employed about 765,000 full-time, sworn law enforcement officers. In 2005, the United States Bureau of Justice statistics estimated that there were 295,000 correctional officers in over 1,800 federal and state correctional facilities in the United States.

United States Border Patrol (USBP)

With over 21,000 agents, this is one of the largest law enforcement agencies in the United States with a large number of encounters with individuals requiring soft engagement techniques. We believe the BolaWrap™ 100 can be an effective tool to safely assist in detention of individuals subject to the agency’s jurisdiction. The BolaWrap™ 100 offers an additional tool for frontline agents to de-escalate encounters while effecting agent responsibilities.

Private Security Firms and Guard Services

According to 2015 Bureau of Labor Statistics there were approximately 1.1 million privately employed security guards in the United States. They represent a broad range of individuals, including investigation and security services, hospitals, schools, local government, and others. We believe that some security personnel armed with BolaWrap™ 100 could be effective to de-escalate some encounters without eliminating other tools available today. Providing guards with BolaWrap™ 100 may reduce the potential liability of private security companies and personnel in such encounters.

Although there are use cases in correctional facilities and by certain military policing personnel we are initially targeting BolaWrap™ 100 for law enforcement and security personnel markets. We do not currently plan a consumer version of the device.

Selling and Marketing

Law enforcement agencies represent our primary target market. In this market, we expect that the decision to purchase the BolaWrap™ 100 will normally be made by a group of people including the agency head, his training staff, and use of force and weapons experts. The decision sometimes involves political decision-makers such as city council members. While we expect the decision-making process for a remote restraint device will be less controversial than that for less-lethal products such as CEWs, we still expect the process to take as little as a few weeks or as long as a year or more partially due to budgeting reasons.

While initial sales will be made by our executive and sales employees, we may determine to utilize existing networks of independent regional police equipment distributors compensated on a commission and incentive basis.

Most law enforcement and corrections agencies will not purchase new use of force devices until a training program is in place to certify officers in their proper use. We are developing and intend to offer training and class materials that certify law enforcement trainers as instructors in the use and limitations of the BolaWrap™ 100.

In addition to our planned training, we plan to participate in a variety of trade shows and conferences. We expect our marketing efforts will also benefit from significant free media coverage. Other marketing communications may include video e-mails, press releases, and conventional print advertising in law enforcement trade publications. We are designing a website to contain similar marketing information and are developing social media outreach and communications.

Our Strategy

Our goal is to realize the potential of a new remote restraint device targeting law enforcement and security personnel. We aim to produce a product line starting with the BolaWrap™ 100 to meet the requirements of these customers. The key elements of our strategy include:

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Produce a product line meeting customer requirements as a new tool to aid in the retention of individuals to make encounters more effective and less dangerous to law enforcement and the public;

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Develop a robust production and supply system to support our customers; and

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Develop relationships with customers requiring large numbers of products mainly larger city police departments and larger agencies.

We also plan to explore markets for use by security and related personnel and develop international distribution.

Related Party License and Royalties

We are obligated to pay royalties pursuant to an exclusive Amended and Restated Intellectual Property License Agreement, dated as of September 30, 2016, with Syzygy Licensing, LLC (“Syzygy”), a private technology invention, consulting and licensing company owned and controlled by Elwood G. Norris and James A. Barnes, both officers and shareholders of the Company. The agreement provides for the payment of royalties of 4% of revenues from products employing the licensed device technology up to the earlier to occur of (i) the payment by the Company of an aggregate of $1.0 million in royalties, or (ii) September 30, 2026. All development and patent costs have been paid by us and patent applications and the technology related to the BolaWrap™ 100 have been assigned to the Company, subject to the royalty obligation.

Manufacturing and Suppliers

We have substantially completed the design and component selection for the BolaWrap™ 100. We expect to source components from a variety of suppliers with final assembly, testing and shipping occurring in our facility in Las Vegas, Nevada. We believe arranging and maintaining quality manufacturing capacity will be essential to the performance of our products and the growth of our business.

Warranties

We expect to warrant our products to be free from defects in materials and workmanship for a period up to one year from the date of purchase. The warranty will be generally a limited warranty, and in some instances impose certain shipping costs on the customer. We expect in most cases it will be more economical and effective to replace the defective device rather than repair.

Competition

While we are targeting the BolaWrap™ 100 as a new solution for law enforcement and not as a replacement for other tools currently in use, we will still compete with other use of force products for budgets. Law enforcement agencies may also determine that we are an alternative to other solutions in spite of such positioning.

Other use of force devices including CEWs sold by Taser International, Inc., and pepper spray, batons, impact weapons sold by companies such as Defense Technology will compete with the BolaWrap™ 100 indirectly. Many law enforcement and corrections personnel consider such less-lethal weapons to be distinct tools, each best-suited to a particular set of circumstances. Consistent with this tool kit approach, purchasing any given tool does not preclude the purchase of one or several more. In other cases, budgetary considerations and limited space on officers’ belts dictate that only a limited number of devices will be purchased and carried. We believe the BolaWrap™ 100’s unique remote restraint use, effectiveness, and low possibility of injury will enable it to compete effectively against other alternatives.

Many of our present and potential future competitors have, or may have, substantially greater resources to devote to compete in the law enforcement market and to further technological and new product developments. Also, these competitors or others may introduce products with features and performance competitive to our product.

Seasonality

We do not expect to experience any significant seasonality trends. Seasonality trends may occur in the future.

Government Regulation

The BolaWrap™ 100 may be considered to be a “firearm” by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”). We submitted in February 2017 a determination request and in April 2017 supporting technical information seeking a ruling from ATF to determine the appropriate classification should the device be classified as a firearm. We expect a response within 90 days of our technical submission, however, additional information may be required or requested. We are currently operating assuming the BolaWrap™ 100 falls under the definition of a “firearm” and is, therefore, subject to federal firearms-related regulations. Many states also have regulations restricting the sale and use of certain firearms and may determine their own classification irrespective of any ATF determination. In many cases, the law enforcement and corrections market is subject to different ATF and state regulations. Where different regulations exist, we expect that the regulations affecting the private citizen market may also apply to the private security markets, except as the applicable regulations otherwise specifically provide.

BolaWrap™ 100 may also be considered a firearm or a crime control product by the U.S. government. Accordingly, the export of our devices will be regulated under export administration regulations. As a result, we must obtain export licenses from the Department of Commerce for all shipments to foreign countries other than Canada. We do not expect the need to obtain these licenses will cause a material delay in any future foreign shipments. Export regulations also prohibit the further shipment of our products from foreign markets in which we hold a valid export license to foreign markets in which we do not hold an export license for our products.

Foreign regulations, which may affect our device, and sale thereof, are numerous and often unclear. We expect to work with a distributor or advisor who is familiar with the applicable import regulations in each of any future foreign markets.

Intellectual Property

We intend to protect our intellectual property assets including pending patents, trademarks and trade craft and trade secrets such as know-how. In addition, we use confidentiality agreements with employees and some suppliers to ensure the safety of our trade secrets. We have three U.S. patents pending and intend to extend protection in certain other foreign jurisdictions. We have filed for trade name protection for “BolaWrap” and expect to employ a combination of registered and common law trade names, trademarks and service marks in our business. We expect to rely on a variety of intellectual property protections for our products and technologies, including contractual obligations, and we intend to pursue a policy of vigorously enforcing such rights.

We have an ongoing policy of filing patent applications to seek protection for novel features of our products and technologies. Prior to the filing and granting of patents, our policy is to disclose key features to patent counsel and maintain these features as trade secrets prior to product introduction. Patent applications may not result in issued patents covering all important claims and could be denied in their entirety.

The use of force product industry is characterized by frequent litigation regarding patent and other intellectual property rights. Others, including academic institutions and competitors, hold numerous patents in less-lethal and related technologies. Although we are not aware of any existing patents that would materially inhibit our ability to commercialize our technology, others may assert claims in the future. Such claims, with or without merit, may have a material adverse effect on our financial condition, results of operations or cash flows.

The failure to obtain patent protection or the loss of patent protection on our existing and future technologies or the circumvention of our patents by competitors could have a material adverse effect on our ability to compete successfully.

Our policy is to enter into nondisclosure agreements with each employee and consultant or third party to whom any of our proprietary information is disclosed. These agreements prohibit the disclosure of confidential information to others, both during and subsequent to employment or the duration of the working relationship. These agreements may not prevent disclosure of confidential information or provide adequate remedies for any breach.

Research and Development

Our research and development initiatives are led by our internal personnel and make use of specialized consultants when necessary. These initiatives include basic research, mechanical engineering design and testing. Future development projects will focus on new versions of the BolaWrap™ technology and new security technologies. Total research and development expenditures were $217,244 in 2016.

Employees and Executive Officers

We have three executive officers. We have one other employee engaged in marketing and distribution.

Properties

We lease approximately 1,890 square feet of office, assembly and warehousing space at 4620 Arville Street, Suite E, Las Vegas, Nevada 89103, pursuant to a three-year lease expiring December 2019 at a monthly rate of $1,512. We expect that this property will be sufficient to meet our needs for at least the next 12 months.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved with respect to our operations.

DIRECTORS, EXECUTIVE OFFICERS AND PROMOTERS

Name	Age	Position(s)
James A. Barnes	62	Director, President and Chief Financial Officer
Elwood G. Norris	78	Director and Chief Technology Officer
Scot Cohen	48	Director and Secretary

When and as business requires and funds are available, we may hire or appoint additional executive officers. We have no understanding or arrangements regarding any additional executive officers to be appointed on or after the consummation of the offering.

James A. Barnes cofounded the Company with Mr. Norris and Mr. Cohen in March 2016 and currently serves as a director, President and Chief Financial Officer. He served as Manager until the Company’s incorporation in March 2017. He has been President of Sunrise Capital, Inc., a private venture capital and financial and regulatory consulting firm since 1984. He was Chief Financial Officer of Parametric Sound Corporation (now Turtle Beach Corporation) (Nasdaq GM: HEAR) from 2010 to February 2015, and from February 2015 to February 2017 served as Vice President Administration at Turtle Beach Corporation. Since 1999, he has been Manager of Syzygy Licensing LLC (“Syzygy”), a private technology invention and licensing company he owns with Mr. Norris. He previously practiced as a certified public accountant and management consultant with Ernst & Ernst (1976-1977), Touche Ross & Co. (1977-1980), and as a principal in J. McDonald & Co. Ltd., Phoenix, Arizona (1980-1984). He graduated from the University of Nebraska with a B.A. Degree in Business Administration in 1976 and is a certified public accountant (inactive).

Mr. Barnes possesses substantial financial, regulatory and management experience, and such experience is extremely valuable to the Board of Directors and the Company as it executes its business plan.

Elwood G. Norris cofounded the Company with Mr. Barnes and Mr. Cohen in March 2016 and currently serves as a director and Chief Technology Officer. He was a director and President of Parametric Sound Corporation (now Turtle Beach Corporation) (Nasdaq GM: HEAR) from 2010 to February 2015 and from February 2015 to September 2016 served as Chief Scientist, a non-executive position, at Turtle Beach. He was a director of LRAD Corporation  (Nasdaq CM: LRAD) from August 1980 to June 2010. He served as Chairman of LRAD Corporation’s Board of Directors, an executive position, in which he served in a technical advisory role and acted as a product spokesman from September 2000 to April 2009. He is an inventor, and has authored more than 80 U.S. patents, primarily in the fields of electrical and acoustical engineering, and has been a frequent speaker on innovation to corporations and government organizations. He is the inventor of our BolaWrap™ technology. Mr. Norris is a majority owner of Syzygy, but has no employment or management relationship with Syzygy.

Mr. Norris brings to the Company and the Board of Directors demonstrated product innovation ability and years of public company executive experience. As a result, the Board of Directors values the input provided by Mr. Norris, and believe his contributions to the deliberations of the Board and management are very valuable.

Scot Cohen cofounded the Company with Mr. Barnes and Mr. Norris in March 2016 and currently serves as a director and Secretary. He served as a Manager until the Company’s incorporation in March 2017. He has over 20 year’s experience in institutional asset management, wealth management, and capital markets. He currently serves as Executive Chairman of the Board of Petro River Oil Corp. (OTC Pink: PTRC) since 2012. Scot is the founder and serves as a principal of the Iroquois Capital Opportunity Fund, a closed end private equity fund focused on investments in North American oil and gas assets.  He is also the co-founder of Iroquois Capital, a New York based hedge fund. In addition, he manages several operating and non-operating partnerships, which actively invest in the energy sector.

Prior to founding Iroquois Capital, Scot founded a merchant bank based out of New York, which was one of the most active participants in structured investments in public companies in the United States over the four-year period he was actively managing the business.  Scot began his career at Oppenheimer and Company in a sales capacity and transitioned from there to a boutique investment-banking firm where he spent two years. Scot currently sits on the board of directors of True Drinks Holding, Inc. (OTC Pink:TRUU), as well as several private companies, and is involved a number of charitable ventures.  Scot earned a Bachelor of Science degree from Ohio University in 1991.

The Board of Directors believes Mr. Cohen’s success with multiple private investment firms, his extensive contacts within the investment community and financial expertise will assist the Company’s efforts to raise capital to fund the continued implementation of the Company’s business plan.

Director Independence

For a director to be considered “independent,” the Board must affirmatively determine that the director has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In each case, the Board considers all relevant facts and circumstances. We currently have no independent directors.

Committees of the Board of Directors

During 2017, we plan to add at least two additional Board members and then we expect our Board of Directors will establish an Audit Committee and a Compensation Committee to assist it with its responsibilities. We expect all members of the Audit and Compensation Committees will meet the criteria for independence.

DIRECTOR COMPENSATION

We have not yet established arrangements to compensate our directors for their services.

EXECUTIVE COMPENSATION

Compensation of our Named Executive Officers; Summary Compensation Table

We have identified James A. Barnes as our only named executive officer. Our named executive officers for 2017 could change, as we may hire or appoint new executive officers.

The following table sets forth compensation accrued for Mr. Barnes during the year ended December 31, 2016.

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	All Other Compensation	Total

James A. Barnes	2016	$ 20,000	$ -0-	$ -0-	$ -0-	$ 20,000
President, Chief Financial Officer and Director

Effective March 2016 through February 2017, the Company accrued monthly deferred compensation for the services of Messrs. Norris and Barnes in the aggregate amount of $7,000 per month payable to Syzygy with Mr. Barnes’ proportionate share being $2,000 per month. The balance as of December 31, 2016 was $70,000 ($20,000 allocable to Mr. Barnes), and at May 30, 2017 was $84,000 ($24,000 allocable to Mr. Barnes), which amount accrues without interest. There is currently no established repayment schedule or timing for payment, and the Company does not anticipate paying the accrued amounts owed to Mr. Barnes or Mr. Norris from the proceeds of the offering. Commencing March 1, 2017, Messrs. Norris and Barnes are each being paid compensation of $6,000 per month for their services as employees and officers of the Company.

Syzygy, an entity controlled by Messrs. Norris and Barnes, will receive a royalty as described above in “Business—Related Party License and Royalties” in consideration for the license of certain technology necessary for the development of BolaWrap™ 100. We expect that Messrs. Norris and Barnes will continue to be compensated in their roles as officers as determined by our Board of Directors.

Description of the 2017 Equity Compensation Plan

The 2017 Equity Compensation Plan (the “2017 Plan”) was adopted by the Company’s Board of Directors on March 31, 2017, and approved by a majority of the Company’s shareholders on March 31, 2017. The 2017 Plan reserves for issuance 2.0 million shares of the Company’s Common Stock for issuance as one of four types of equity incentive awards: (i) stock options, (ii) restricted stock, and (iii) stock units. The 2017 Plan permits the qualification of awards under the plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Potential Payments Upon Termination, Death, Disability, or Retirement

We have no executive employee contracts at this time. Every officer and employee is an at will employee. The royalties payable to Syzygy, controlled by Messrs. Norris and Barnes, are unrelated to employment or their roles as officers, and will continue upon any termination, death, disability or retirement.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning shares of our Common Stock beneficially owned as of May 30, 2017, by:

●
each person or entity known by us to be the beneficial owner of 5% or more of the outstanding shares of Common Stock;
●
each person is currently serving as director; and
●
each of our named executive officers.

The share amounts in the table below are based on 20.0 million shares of Common Stock issued and outstanding as of May 30, 2017. To our knowledge, except as otherwise indicated in the footnotes below, each person or entity has sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s or entity’s name. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Elwood G. Norris	6,221,956	(1)	31.1%
	4620 Arville Street, Suite E
	Las Vegas, Nevada 89103

Common Stock	Scot Cohen	5,251,548	(2)	26.3%
	4620 Arville Street, Suite E
	Las Vegas, Nevada 89103

Common Stock	James A. Barnes	2,632,366	(3)	13.2%
	4620 Arville Street, Suite E
	Las Vegas, Nevada 89103

Common Stock	David Norris	1,794,795	(4)	9.0%
	31101 via Peralta
	Coto de Caza, CA 92679

Common Stock	Twenty-Two Franklin Street Group, LLC	1,196,530		6.0%
	11 Arthur Ct.
	Jackson, NJ 08527

	All directors and executive
	officers as a group (3 persons)	14,105,870		70.5%
______________________

(1)	Consists of shares of Common Stock beneficially owned by Mr. Norris and his family trust.
(2)	Includes 5,204,906 shares owned by Mr. Cohen and 46,642 shares to be distributed by Petro River based on his ownership in Petro River.
(3)	Includes 2,273,407 shares held by a family trust and 358,959 shares held by Sunrise Capital, Inc. Mr. Barnes is President of Sunrise Capital, Inc.

(4)	Consists of shares of Common Stock held in family trust.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective March 2016, we began accruing monthly compensation for the services of Messrs. Norris and Barnes in the aggregate amount of $7,000 per month payable to Syzygy. The balance as of December 31, 2016 was $70,000 and accrues without interest. This arrangement ended in February 2017 with a balance of $84,000 accrued.

We are obligated to pay royalties pursuant to an exclusive Amended and Restated Intellectual Property License Agreement, dated as of September 30, 2016, with Syzygy, a company owned and controlled by Messrs. Norris and Barnes, both officers and shareholders of the Company. The agreement provides for the payment of royalties of 4% of revenues from products employing the licensed device technology up to the earlier to occur of (i) the payment by the Company of an aggregate of $1.0 million in royalties, or (ii) September 30, 2026. All patent applications and the technology related to the BolaWrap™ 100 have been assigned to the Company, subject to the royalty obligation.  During the period ended December 31, 2016 we paid $25,409 of patent legal costs incurred by Syzygy for the device technology pursuant to the license agreement.

DESCRIPTION OF OUR SECURITIES

We are authorized to issue 150,000,000 shares of our Common Stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The following description of our capital stock is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable Delaware law.

Issued and Outstanding Capital Stock

We have 20.0 million shares of Common Stock issued and outstanding. We have no shares of preferred stock issued and outstanding.

Common Stock

There are 20.0 million shares of our Common Stock issued and outstanding and held of record by 14 shareholders. The holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to preferences that may be applicable to any future outstanding preferred stock, the holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for that purpose. See “Dividend Policy” on page 15. In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

Our Board of Directors has the authority, without action by our shareholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our Common Stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our Common Stock until our Board of Directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●
restricting dividends on our Common Stock;
●
diluting the voting power of our Common Stock;
●
impairing the liquidation rights of our Common Stock; or
●
delaying or preventing a change in control of our company without further action by our shareholders.

We have no present plans to issue any shares of our preferred stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Certificate of Incorporation; Bylaws

Our certificate of incorporation and bylaws contain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Undesignated Preferred Stock. The authorization of our undesignated preferred stock makes it possible for our Board of Directors to issue our preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Size of Board and Vacancies. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors.

No Cumulative Voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Stockholder Meetings. Our bylaws provide that special meetings of the shareholders may be called only by our our President or by our Board of Directors or by the President at the request of holders of not less than 51% of all outstanding shares of our voting stock.

Delaware Laws

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●
prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2 ⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Assuming we sell ______ Shares in this offering, there will be approximately _______ shares of Common Stock issued and outstanding, based upon the number of shares of Common Stock outstanding on ____________, 2017. No preferred shares are outstanding. All of the shares of Common Stock will be freely transferable without restriction under the Securities Act of 1933, as amended (“Securities Act”) except for shares that are owned by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, which includes our directors and our significant shareholders. Shares of our Common Stock held by affiliates may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 under the Securities Act. Further, as described below, we plan to file a registration statement to cover the shares issued under our equity incentive plans.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of:  (i) one percent of the shares of Common Stock issued and outstanding, or (ii) the average weekly trading volume during the four calendar weeks preceding the filing of a Form 144, or if no such notice is required, the date of receipt of the order to execute the transaction.

Sales under Rule 144 by our affiliates also will be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be effected only through unsolicited brokers’ transactions.

Persons not deemed to be our affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) for at least ninety days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited resales of such securities.

Shares received by our affiliates in the spin-off or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

Stock Plans

The Company has adopted the 2017 Equity Compensation Plan (“2017 Plan”). The 2017 Plan provides for the issuance of up to 2,000,000 shares of Common Stock pursuant to awards granted under the terms of the 2017 Plan. As of April 14, 2017, no awards providing for the issuance of shares of Common Stock have been issued. No prediction can be made as to the effect, if any, that market sales of restricted or freely trading shares of Common Stock issued under the terms of the 2017 Plan will have on the market price of our Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to raise capital through an offering of our equity securities.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of ________ shares of Common Stock.

There is currently no market for our securities.  Our Common Stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our Common Stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

We intend to sell the Shares ourselves and do not intend to use underwriters or pay any commissions for these sales.  We will be selling the Shares using the best efforts of our officers and directors.  No officer or director will receive any compensation for sales made.

In accordance with Rule 3(a)(4)(ii) of the Securities Exchange Act, our officers and directors primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

None of our officers or directors are a broker or dealer or and associated person of a broker or dealer, nor have they been within the preceding 12 months.  They will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Our officers and directors will sell the Shares and intend to offer them to friends, family members and business acquaintances. The intended methods of communication include, without limitation, telephone calls, communication via e-mail and personal contact. In their endeavors to sell the Shares, our officers and directors will not use any mass advertising methods such as the internet or print media.

There is no minimum number of Shares we must sell so no money raised from the sale of the Shares will go into escrow, trust or another similar arrangement.

Under the rules of the Securities and Exchange Commission, our Common Stock will come within the definition of a “penny stock” because the price of our Common Stock on the OTC Bulletin Board is below $5.00 per share.  As a result, our Common Stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

●
Make a suitability determination prior to selling penny stock to the purchaser;

●
Receive the purchaser’s written consent to the transaction; and

●
Provide certain written disclosures to the purchaser.

DETERMINATION OF OFFERING PRICE

Our Common Stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  We are offering the Shares at a price of $1.25 per Share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share of Common Stock.  The price of our Common Stock is not based on past earnings, nor is the price of our Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

LEGAL MATTERS

Disclosure Law Group, a Professional Corporation, has issued an opinion that the shares of Common Stock being issued pursuant to this offering are duly authorized and validly issued, fully paid and non-assessable.

EXPERTS

The financial statements included in this Prospectus and in the registration statement have been audited by Rosenberg Rich Baker Berman & Company, independent registered public accounting firm, to the extent and for the periods set forth in their report, appearing in the financial statements beginning on Page F-1 in this prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”). This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to us and the shares of our Common Stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov. We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC’s website.

You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement filed on Form S-1 of which this prospective is a part, as such registration statement is amended and in effect with the Securities and Exchange Commission. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

WRAP TECHNOLOGIES, LLC

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of December 31, 2016	F-3

Statement of Operations for the Period from Inception (March 2, 2016) to December 31, 2016	F-4

Statement of Members’ Equity for the Period from Inception (March 2, 2016) to December 31, 2016	F-5

Statement of Cash Flows for the Period from Inception (March 2, 2016) to December 31, 2016	F-6

Notes to Financial Statements	F-7

Condensed Balance Sheets of Wrap Technologies, Inc. as of March 31, 2017 (unaudited) and December 31, 2016	F-13

Condensed Statements of Operations of Wrap Technologies, Inc. for the three months ended March 31, 2017 and the Period from Inception (March 2, 2016) to March 31, 2016 (unaudited)	F-14

Condensed Statement of Stockholders’ Equity of Wrap Technologies, Inc. for the Period from Inception (March 2, 2016) to March 31, 2017 (unaudited)	F-15

Condensed Statements of Cash Flows of Wrap Technologies, Inc. for the three months ended March 31, 2017 and the Period from Inception (March 2, 2016) to March 31, 2016 (unaudited)	F-16

Notes to Unaudited Condensed Interim Financial Statements of Wrap Technologies, Inc	F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Wrap Technologies, LLC

We have audited the accompanying balance sheet of Wrap Technologies, LLC as of December 31, 2016 and the related statements of operations, members’ equity, and cash flows for period from Inception (March 2, 2016) to December 31, 2016. Wrap Technologies, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wrap Technologies, LLC as of December 31, 2016, and the results of its operations and its cash flows for the period from Inception (March 2, 2016) to December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has generated significant losses since inception and anticipates that it will continue to generate significant losses and require substantial additional investment. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
March 29, 2017

Wrap Technologies, LLC
Balance Sheet
December 31, 2016

ASSETS
Current assets:
Cash	$255,072
Prepaid expenses and other assets	28,299
Total current assets	283,371
Property and equipment, net	8,226
Other assets, net	1,512
Total assets	$293,109

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,065
Deferred officer compensation	70,000
Accrued liabilities	2,900
Total current liabilities	84,965

Commitments and contingencies (Note 6)

Members' equity:
Members' equity, 729 units issued and outstanding	208,144
Total liabilities and members' equity	$293,109

See accompanying notes to financial statements.

Wrap Technologies, LLC
Statement of Operations
For the Period from Inception (March 2, 2016) to December 31, 2016

Operating expenses:
Selling, general and administrative	$17,112
Research and development	217,244
Total operating expenses	234,356
Loss from operations	(234,356)

Net loss	$(234,356)

Loss per unit	$(703.77)
Weighted average units outstanding	333

See accompanying notes to financial statements.

Wrap Technologies, LLC
Statement of Members’ Equity

	Member	Members'
	Units	Equity
Balance at Inception (March 2, 2016)		$-
Member capital contributions	729	442,500
Net loss for the period		(234,356)
Member distributions		-
Balance at December 31, 2016	729	$208,144

See accompanying notes to financial statements.

Wrap Technologies, LLC
Statement of Cash Flow
For the Period from Inception (March 2, 2106) to December 31, 2016

Cash Flows From Operating Activities:
Net loss	$(234,356)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,312
Changes in assets and liabilities:
Prepaid expenses and other assets	(29,811)
Accounts payable	12,065
Deferred officer compensation	70,000
Accrued liabilities	2,900
Net cash used in operating activities	(177,890)

Cash Flows From Investing Activities:
Capital expenditures for property and equipment	(9,538)
Net cash used in investing activities	(9,538)

Cash Flows From Financing Activities:
Member capital contributions	442,500
Net cash provided by financing activities	442,500
Net increase in cash and cash equivalents	255,072
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of year	$255,072

See accompanying notes to financial statements.

Wrap Technologies, LLC
Notes to Financial Statements

1.
ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Description
Wrap Technologies, LLC (“Wrap” or the “Company”) is a developer of security products designed for use by law enforcement and security personnel. The Company plans to introduce its first product, the BolaWrap™ 100 remote restraint device, during 2017.

The Company was organized as a Delaware limited liability company on March 2, 2016 and is headquartered in Las Vegas, Nevada.

Basis of Presentation and Use of Estimates
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions (e.g., recognition and measurement of contingencies and accrued costs) that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Going Concern
Since inception in March 2016, the Company has generated significant losses from operations and anticipates that it will continue to generate significant losses from operations for the foreseeable future, and that in order to continue as a going concern, the business will require substantial additional investment that has not yet been secured.  The Company’s loss from operations was $234,356 for the period ended December 31, 2016. The net cash used from operations and investing was $187,428 for the period ended December 31, 2016. On December 31, 2016 the Company had $255,072 in cash and in January 2017 received additional $225,000 cash from the sale of membership units.  As of December 31, 2016, the Company’s obligations included $84,965 of current liabilities and lease commitments of approximately $51,000.

Management has concluded that due to the conditions described above, there is substantial doubt about the entity’s ability to continue as a going concern through March 29, 2018

Management has evaluated the significance of the conditions in relation to the Company’s ability to meet its obligations and believes that the current cash balance will provide sufficient capital to continue operations through approximately June 2017. While the Company plans to raise capital to address its capital deficiencies and meet its operating cash requirements, there is no assurance that its plans will be successful. Management cannot assure you that financing will be available on favorable terms or at all. Additionally, if additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to the Company’s existing members. Furthermore, despite management’s optimism regarding the Company’s technology and planned products, even in the event that the Company is adequately funded, there is no guarantee that any products or product candidates will perform as hoped or that such products can be successfully commercialized.

Net Loss per Membership Unit
Basic net loss per unit is computed by dividing net loss by the weighted average number of membership units outstanding during the period. Diluted net loss per unit is computed by dividing net loss by the weighted average number of membership units and membership unit equivalents outstanding during the period. There were no membership unit equivalents outstanding during the period presented; accordingly, the Company’s basic and diluted net loss per unit are the same.

Wrap Technologies, LLC
Notes to Financial Statements

1.
ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying amounts of cash, accounts payable and accrued liabilities approximate fair values due to the short maturity of these instruments.

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash. Due to the relative short nature of such instrument, the carrying amount approximates fair value. The Company places its cash in a demand deposit account at one bank and such balances may at times be in excess of amounts insured by federal agencies, which is $250,000 as of December 31, 2016. The Company does not believe that it is subject to any unusual financial risk beyond the normal risk associated with commercial banking relationships. The Company performs periodic evaluations of the relative credit standing of these financial institutions. The Company has not experienced any significant losses on its cash equivalents.

Property, Equipment and Depreciation

Property and equipment is stated at cost. Depreciation on property and equipment is computed over the estimated useful lives of three years using the straight-line method. The Company intends, on any retirement or disposition of property and equipment, that the related cost and accumulated depreciation or amortization will be removed and a gain or loss recorded.

Impairment of Long-Lived Assets

Long-lived assets and identifiable intangibles held for use are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized and measured using the asset’s fair value. The Company did not recognize any impairment loss during the period ended December 31, 2016.

Startup Costs

The Company expensed startup costs related to the development of its business including approximately $24,600 incurred prior to legal formation. Patent legal costs incurred are expensed as research and development costs until evidence of patentability is confirmed.

Research and Development Costs

Research and development costs consist primarily of contract development costs and experimental work materials and certain startup patent costs. Research and development costs with no alternative use are expensed as incurred.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its income or losses are included in the income tax returns of the member partners. Accordingly, no provision or liability for federal or state income taxes has been included in these financial statements.

The Company recognizes and measures tax benefits when realization of the benefits is uncertain under a two-step approach. The first step is to determine whether the benefit meets the more-likely-than-not condition for recognition and the second step is to determine the amount to be recognized based on the cumulative probability that exceeds 50%. The Company has not recognized any liability for unrecognized tax benefits and has not identified any uncertain tax positions.

Wrap Technologies, LLC
Notes to Financial Statements

1.
ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
       (continued)

The Company files income tax returns in the U.S. federal jurisdictions and being domiciled in Nevada currently files no state income tax returns.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. This new standard will replace most of the existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The new standard, as amended, becomes effective for the Company in the first quarter of 2018, but allows the Company to adopt the standard one year earlier if it so chooses. Should the Company enter into any applicable customer contracts in 2017 it plans to apply the provisions of this standard.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15, Preparation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance around management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. The Company adopted this standard during the year ended December 31, 2016.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The new guidance will replace the current lease guidance. The new guidance requires that entities recognize the assets and liabilities associated with leases on the balance sheet and to disclose key information about leasing arrangements. The new guidance is effective in fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Therefore, the Company is required to adopt the guidance on January 1, 2019. Early adoption is permitted. The Company is currently evaluating the possible impact of ASU 2016-02, but does not anticipate that it will have a material impact on the Company's results of operations, financial position or cash flows.

 In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipt and Cash Payments. The new guidance addresses certain classification issues related to the statement of cash flows which will eliminate the diversity of practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The guidance is effective for fiscal years beginning after December 2017. Early adoption is permitted. The Company is currently evaluating the possible impact of ASU 2016-15, but does not anticipate that it will have a material impact on the Company's results of operations, financial position or cash flows.

The Company has reviewed other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoptions of any such pronouncements will be expected to cause a material impact on its financial condition or the results of operations.

Wrap Technologies, LLC
Notes to Financial Statements

2.
PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at December 31, 2016:

Equipment	$7,342
Furniture	2,196
9,538
Accumulated depreciation	(1,312)
$8,226

Depreciation expense was $1,312 for the period ended December 31, 2016.

3.
DEFERRED COMPENSATION

Effective March 2016 the Company began accruing monthly compensation for the services of two officers in the aggregate amount of $7,000 per month payable to Syzygy Licensing, LLC (“Syzygy”). The balance as of December 31, 2016 was $70,000 and accrues without interest. No repayment terms or schedule has been established.

4.
MEMBERS’ EQUITY

The Company has one class of membership units which include certain transfer restrictions as specified in the operating agreement and pursuant to applicable tax and securities law, with each unit representing a pro rata ownership in the Company’s capital, profits, losses and distributions. Losses are allocated to members in accordance with their capital balances until zero and thereafter based upon their respective percentage of units held. Income is allocated first to the extent of previous losses and thereafter allocated to members based upon their respective percentage of units held.

During 2016 the Company obtained cash capital contributions of $442,500 from the issuance of 729 membership units.

5.
COMMITMENTS AND CONTINGENCIES

Facility Lease
Commencing December 1, 2016 the Company leased 1,890 square feet of improved office, assembly and warehouse space in Las Vegas, Nevada for a period of 37 months terminating December 31, 2019. The gross monthly base rent is $1,512 increasing approximately 3.5% per year, subject to certain future adjustments. The Company may receive an aggregate of three months of base rent concessions over the term of the lease subject to timely rent payments.

Rent expense for the period ended December 31, 2016 was $1,510. The remaining future annual minimum lease obligations under the foregoing facility lease are $15,158, $17,123 and $19,051 for 2017, 2018 and 2019, respectively.

Related Party Technology License Agreement
The Company is obligated to pay royalties and pay development and patent costs pursuant to an exclusive Amended and Restated Intellectual Property License Agreement dated as of September 30, 2016 with Syzygy, a company owned and controlled by member/officers Mr. Norris and Mr. Barnes (also a Manager of the Company). The agreement provides for royalties of 4% of revenues from products employing the licensed ensnarement device technology up to an aggregate of $1,000,000 of royalties or until September 30, 2026, whichever is earlier. The license reverted to Syzygy unless the Company obtained aggregated capitalization of at least $300,000 by December 31, 2016 (subject to a 6-month extension). As the requirement was met, Syzygy has assigned patent applications and the technology to the Company subject to the royalty obligation.

Wrap Technologies, LLC
Notes to Financial Statements

5. COMMITMENTS AND CONTINGENCIES (continued)

Indemnifications and Guarantees

Our officers and managers are indemnified as to personal liability as provided by the Delaware law and the Company’s operating agreement. The Company may also undertake indemnification obligations in the ordinary course of business related to its operations. The Company is unable to estimate with any reasonable accuracy the liability that may be incurred pursuant to any such indemnification obligations now or in the future. Because of the uncertainty surrounding these circumstances, the Company’s current or future indemnification obligations could range from immaterial to having a material adverse impact on its financial position and its ability to continue in the ordinary course of business. The Company has no liabilities recorded for such indemnities.

Regulatory Agencies

The Company may be subject to oversight from regulatory agencies regarding firearms that arise in the ordinary course of its business.

6.
RELATED PARTY TRANSACTIONS

During the period ended December 31, 2016 the Company paid $25,409 of patent legal costs incurred by Syzygy for the ensnarement device technology pursuant to the license agreement (see Note 6) with such technology subsequently assigned to the Company. See Notes 3, 5 and 7 for additional related party transactions and information.

7.
SUBSEQUENT EVENTS

In January 2017 the Company obtained additional cash capital contributions of $225,000 from the issuance of 90 membership units.

On March 22, 2017 the Company issued 16.75 membership units to Petro River Oil Corp. (“Petro”) to acquire 100% ownership of its non-operating subsidiary Megawest Energy Montana Corp. (“Megawest”). Megawest had no assets or liabilities as of the acquisition date. Scot Cohen, who is a member and manager of the Company, beneficially owns 14% of Petro. The Company intends to merge into Megawest and as part of the purchase of Megawest agreed to file a registration statement with respect to its shares within 60 days.

8.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 31, 2017 Wrap Technologies, LLC merged with and into its wholly-owned subsidiary MegaWest (see Note 7). Wrap Technologies, LLC ceased separate existence with Megawest continuing as the surviving entity. MegaWest changed its name to Wrap Technologies, Inc. and amended and restated new articles of incorporation authorizing 150,000,000 shares of Common Stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001. All outstanding 835.75 membership units of Wrap LLC were exchanged for 20,000,000 shares of Common Stock of the Company.

The Company’s subsequent merger with and into the MegaWest wholly-owned subsidiary and exchange of membership units for Common Stock will be accounted for as a reverse recapitalization of the Company. Wrap Technologies, Inc. financial statements are in substance those of Wrap Technologies, LLC and deemed to be a continuation of the Company’s business from its inception date of March 2, 2016. The balance sheet of the Company continues at historical cost as the accounting acquiree (“Megawest”) had no operating business, no assets or liabilities and no goodwill or intangible assets was recorded as part of the recapitalization of the Company.

Wrap Technologies, LLC
Notes to Financial Statements

8.
UNAUDITED PRO FORMA FINANCIAL INFORMATION (continued)

The following illustrates the pro forma adjustments to stockholders’ equity related to the reverse recapitalization and the pro forma net loss and net loss per share as though the transaction occurred at the inception of Wrap Technologies, LLC:

	Wrap Technologies, LLC	MegaWest Energy Montana Corp.		Pro Forma Recapitalization
	as of	as of		as of
	December 31,	December 31,	Pro Forma	December 31,
	2016	2016	Adjustments	2016
Stockholders’ equity:
Preferred stock - 5,000,000 authorized; par value $0.0001 per share; none issued and outstanding	-	-	-	-
Common stock - 1,000 authorized; par value $0.01 per share; 1,000 shares issued and outstanding	-	10	(10)	-
Common stock - 150,000,000 authorized; par value $0.0001 per share; 17,846,246 shares issued and outstanding	-	-	1,785	1,785
Additional paid-in capital	-	1,784,759	(1,344,044)	440,715
Members' equity	442,500	-	(442,500)	-
Accumulated deficit	(234,356)	(1,786,269)	1,786,269	(234,356)
Total stockholders' equity	208,144	(1,500)	1,500	208,144
Total liabilities and stockholders' equity	$293,109	$-	$-	$293,109

Pro forma net loss	$(234,356)			$(234,356)
Net loss per common share				$(0.03)
Weighted average common shares outstanding				8,366,286

Wrap Technologies, Inc.
Condensed Balance Sheets

	March 31,	December 31,
	2017	2016
ASSETS	(unaudited)
Current assets:
Cash	$344,629	$255,072
Prepaid expenses and other assets	28,771	28,299
Total current assets	373,400	283,371
Property and equipment, net	11,527	8,226
Other assets, net	1,512	1,512
Total assets	$386,439	$293,109

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,255	$12,065
Deferred and accrued officer compensation	96,000	70,000
Accrued liabilities	23,795	2,900
Total current liabilities	155,050	84,965

Commitments and contingencies (Note 6)

Stockholders' equity:
Preferred stock - 5,000,000 authorized; par value $0.0001 per share; none issued and outstanding	-	-
Common stock - 150,000,000 authorized; par value $0.0001 per share; 20,000,000 and 17,445,408 shares issued and outstanding, respectively	2,000	1,745
Additional paid-in capital	665,500	440,755
Accumulated deficit	(436,111)	(234,356)
Total stockholders' equity	231,389	208,144
Total liabilities and stockholders' equity	$386,439	$293,109

See accompanying notes to condensed interim financial statements.

Wrap Technologies, Inc.
Condensed Statements of Operations
(unaudited)

		Period From
	Three	Inception
	Months	March 2,
	Ended	2016 to
	March 31,	March 31,
	2017	2016

Operating expenses:
Selling, general and administrative	75,792	3,690
Research and development	125,963	27,909
Total operating expenses	201,755	31,599
Loss from operations	(201,755)	(31,599)

Net loss	$(201,755)	$(31,599)

Net loss per basic common share	$(0.01)	$(0.01)
Weighted average common shares used to compute net loss per basic common share	19,134,044	4,307,509

 See accompanying notes to condensed interim financial statements.

 Wrap Technologies, Inc.Condensed Statement of Stockholders' Equity(unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance at Inception (March 2, 2016)	-	$-	$-	$-	$-
Sale of common stock in March 2016 at $0.00836 per share	4,786,121	479	39,521	-	40,000
Sale of common stock in September 2016 at $0.00836 per share	4,786,120	479	39,521	-	40,000
Sale of common stock in October 2016 at $0.00836 per share	4,786,120	479	39,521	-	40,000
Sale of common stock in December 2016 at $0.10447 per share	3,087,047	308	322,192	-	322,500
Net loss for the period	-	-	-	(234,356)	(234,356)
Balance at December 31, 2016	17,445,408	$1,745	$440,755	$(234,356)	$208,144
Sale of common stock in January 2017 at $0.10447 per share	2,153,754	215	224,785	-	225,000
Shares issued to acquire merger subsidiary to effect reverse recapitalization	400,838	40	(40)	-	-
Net loss for the period	-	-	-	(201,755)	(201,755)
Balance at March 31, 2017	20,000,000	$2,000	$665,500	$(436,111)	$231,389

 See accompanying notes to condensed interim financial statements.

Wrap Technologies, Inc.
Condensed Statements of Cash Flows
(unaudited)

		Period From
	Three	Inception
	Months	March 2,
	Ended	2016 to
	March 31,	March 31,
	2017	2016
Cash Flows From Operating Activities:
Net loss	$(201,755)	$(31,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	795	-
Changes in assets and liabilities:
Prepaid expenses and other assets	(472)	-
Accounts payable	23,190	12,390
Deferred and accrued officer compensation	26,000	7,000
Accrued liabilities	20,895	-
Net cash used in operating activities	(131,347)	(12,209)

Cash Flows From Investing Activities:
Capital expenditures for property and equipment	(4,096)	-
Net cash used in investing activities	(4,096)	-

Cash Flows From Financing Activities:
Sale of common stock	225,000	40,000
Net cash provided by financing activities	225,000	40,000

Net increase in cash and cash equivalents	89,557	27,791
Cash, beginning of period	255,072	-
Cash, end of period	$344,629	$27,791

See accompanying notes to condensed interim financial statements.

Wrap Technologies, LLC
Notes to Unaudited Condensed Interim Financial Statements

1.
ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Description

Wrap Technologies, Inc. (the “Company”) is a developer of security products designed for use by law enforcement and security personnel. The Company plans to introduce its first product, the BolaWrap™ 100 remote restraint device, during 2017.

The Company resulted from the March 31, 2017 merger of Wrap Technologies, LLC (“Wrap LLC”) with and into its wholly-owned subsidiary MegaWest Energy Montana Corp. (“MegaWest”). Wrap LLC ceased separate existence with MegaWest continuing as the surviving entity. MegaWest changed its name to Wrap Technologies, Inc. and amended and restated new articles of incorporation authorizing 150,000,000 shares of Common Stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001. All outstanding 835.75 membership units of Wrap LLC were exchanged for 20,000,000 shares of Common Stock of the Company.

Wrap LLC acquired privately held MegaWest from Petro River Oil Corp. (“Petro River”) on March 22, 2017 through the issuance of 16.75 membership units representing a 2% ownership interest in Wrap LLC. Petro River is owned 11% by Scot Cohen its Executive Chairman who also was a Manager and 26% owner of Wrap LLC and a director and officer of the Company. MegaWest had no assets or liabilities at the date of acquisition nor at December 31, 2016 and is not considered an operating business.

Wrap LLC’s acquisition of MegaWest and its subsequent merger with and into the MegaWest wholly-owned subsidiary and exchange of membership units for Common Stock has been accounted for as a reverse recapitalization of Wrap LLC. Wrap LLC, now the Company, is deemed the accounting acquirer with MegaWest the accounting acquiree. The Company’s financial statements are in substance those of Wrap LLC and deemed to be a continuation of its business from its inception date of March 2, 2016. The balance sheet of the Company continues at historical cost as the accounting acquiree had no assets or liabilities and no goodwill or intangible assets was recorded as part of the recapitalization of the Company.

To reflect the recapitalization historical common shares and additional paid-in capital have been retroactively adjusted using the exchange ratio of approximately 23,930.60 shares for each membership unit of Wrap LLC.

Basis of Presentation and Use of Estimates

The Company’s unaudited interim financial statements included herein have been prepared in accordance with Article 8 of Regulation S-X and the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In management’s opinion, the accompanying statements reflect adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods indicated, and contain adequate disclosure to make the information presented not misleading. Adjustments included herein are of a normal, recurring nature unless otherwise disclosed in the footnotes. The interim financial statements and notes thereto should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2016. Results of operations for interim periods are not necessarily indicative of the results of operations for a full year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions (e.g., recognition and measurement of contingencies and accrued costs) that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and affect the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Wrap Technologies, LLC
Notes to Unaudited Condensed Interim Financial Statements

1.
ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going Concern

Since inception in March 2016, the Company has generated significant losses from operations and anticipates that it will continue to generate significant losses from operations for the foreseeable future, and that in order to continue as a going concern, the business will require substantial additional investment that has not yet been secured.  The Company’s loss from operations was $234,356 for the period ended December 31, 2016 and $201,755 for the three months ended March 31, 2017. The net cash used from operations and investing was $187,428 for the period ended December 31, 2016 and $131,347 for the three months ended March 31, 2017. On March 31, 2017 the Company had $344,629 in cash.  As of March 31, 2017, the Company’s obligations included $155,050 of current liabilities and lease commitments of approximately $48,300.

Management has concluded that due to the conditions described above, there is substantial doubt about the Company’s ability to continue as a going concern through April 17, 2018.

Management has evaluated the significance of the conditions in relation to the Company’s ability to meet its obligations and believes that the current cash balance will provide sufficient capital to continue operations through approximately June 2017. While the Company plans to raise capital to address its capital deficiencies and meet its operating cash requirements, there is no assurance that its plans will be successful. Management cannot assure you that financing will be available on favorable terms or at all. Additionally, if additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in dilution to the Company’s existing shareholders. Furthermore, despite management’s optimism regarding the Company’s technology and planned products, even in the event that the Company is adequately funded, there is no guarantee that any products or product candidates will perform as hoped or that such products can be successfully commercialized.

Net Loss per Share

Basic loss per common share is computed by dividing net loss for the period by the weighted-average number of shares of Common Stock outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted-average number of shares of Common Stock outstanding during the period increased to include the number of additional shares of Common Stock that would have been outstanding if the potentially dilutive securities had been issued. There were no Common Stock equivalents outstanding during the periods presented; accordingly, the Company’s basic and diluted net loss per share are the same.

Income Taxes

Until its reverse recapitalization on March 31, 2017, the Company was treated as a partnership for federal and state income tax purposes and did not incur income taxes. Instead, its losses were included in the income tax returns of the member partners. Accordingly, no provision or liability for federal or state income taxes has been included in these financial statements.

Recent Accounting Pronouncements

The Company has reviewed recently issued, but not yet effective, accounting pronouncements and does not believe the future adoptions of any such pronouncements will be expected to cause a material impact on its financial condition or the results of operations.

Wrap Technologies, LLC
Notes to Unaudited Condensed Interim Financial Statements

2.
PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	March 31,	December 31,
	2017	2016
Laboratory equipment	$11,222	$7,342
Computer equipment	216	-
Furniture and fixtures	2,196	2,196
	13,634	9,538
Accumulated depreciation	(2,107)	(1,312)
	$11,527	$8,226

Depreciation expense was $795 for the three months ended March 31, 2017.

3.
DEFERRED AND ACCRUED COMPENSATION

Effective March 2016 the Company began accruing monthly compensation for the services of two officers in the aggregate amount of $7,000 per month payable to Syzygy Licensing, LLC (“Syzygy”). Beginning in March 2017 the Company began accruing $6,000 per month compensation to each of the two officers. The balance payable to Syzygy as of March 31, 2017 was $84,000 and the accrued compensation aggregated $12,000. These balances accrue without interest. No repayment terms or schedule has been established.

4.
STOCKHOLDERS’ EQUITY AND SHARE-BASED COMPENSATION

The Company’s authorized capital consists of 150,000,000 shares of Common Stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001. To reflect the recapitalization (see Note 1) historical shares of Common Stock and additional paid-in capital have been retroactively adjusted using the exchange ratio of approximately 23,930.60 shares of Common Stock for each membership unit of Wrap LLC.

Effective with the merger, the Company adopted and the shareholders approved on March 31, 2017 the 2017 Equity Compensation Plan authorizing 2,000,000 shares of Common Stock for issuance as stock options and restricted stock units to employees, directors or consultants. At March 31, 2017, there had been no option grants or restricted stock awards made and none were outstanding.

5.
COMMITMENTS AND CONTINGENCIES

Facility Lease

Commencing December 1, 2016 the Company leased 1,890 square feet of improved office, assembly and warehouse space in Las Vegas, Nevada for a period of 37 months terminating December 31, 2019. The gross monthly base rent is $1,512 increasing approximately 3.5% per year, subject to certain future adjustments. The Company may receive an aggregate of three months of base rent concessions over the term of the lease subject to timely rent payments.

Rent expense for the period ended March 31, 2017 was $4,530. The remaining future annual minimum lease obligations under the foregoing facility lease are $12,134, $17,123 and $19,051 for the balance of 2017, 2018 and 2019, respectively.

Wrap Technologies, LLC
Notes to Unaudited Condensed Interim Financial Statements

5.
COMMITMENTS AND CONTINGENCIES (continued)

Related Party Technology License Agreement

The Company is obligated to pay royalties and pay development and patent costs pursuant to an exclusive Amended and Restated Intellectual Property License Agreement dated as of September 30, 2016 with Syzygy, a company owned and controlled by stockholder/officers Mr. Norris and Mr. Barnes. The agreement provides for royalties of 4% of revenues from products employing the licensed ensnarement device technology up to an aggregate of $1,000,000 of royalties or until September 30, 2026, whichever is earlier.

Regulatory Agencies

The Company may be subject to oversight from regulatory agencies regarding firearms that arise in the ordinary course of its business.

6.
RELATED PARTY TRANSACTIONS

See Notes 1, 3 and 5 for information on related party transactions and information.

               Shares of Common Stock

Prospectus

All dealers that buy, sell or trade the Common Stock identified herein may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[Alternate Page for Resale Prospectus]

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus	____________, 2017

400,838 Shares of Common Stock

OF WRAP TECHNOLOGIES, INC.
BEING DISTRIBUTED BY
PETRO RIVER OIL CORP.

This prospectus is being furnished in connection with the distribution to holders of common stock, par value $0.0001 per share, of Petro River Oil Corp. (“Petro River”), of all of the outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of Wrap Technologies, Inc. (the “Company”) owned by Petro River (the “Distribution”). Petro River is effecting the Distribution pursuant to the terms of a resolution approved by the Board of Directors of the Company on March 28, 2017.  Petro River currently owns 2% of the Company’s Common Stock issued and outstanding.  Since there are approximately15,827,998 shares of Petro River common stock outstanding, on the date of the distribution (the “Distribution Date”), Petro River’s common shareholders will receive approximately one share of Common Stock of the Company for every 39.5 shares (or their equivalent) of Petro River held.

Reason for Furnishing this Prospectus

We are furnishing this prospectus to provide information to holders of Petro River who will be issued shares of Common Stock of the Company in the Distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of the Company’s securities or those of Petro River. The information contained in this prospectus is believed by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither the Company nor Petro River are required to update the information except in the normal course of our public disclosure obligations and practices.

No stockholder approval of the Distribution is required, and none is being sought.  Neither Petro River nor the Company are asking you for a proxy.

No public market currently exists for the Company’s Common Stock. Following the Distribution, we currently anticipate that quotations for our Common Stock will be available on the OTCBB quotation and trading system, and that a ticker symbol for our Common Stock will be assigned for our Common Stock shortly before quotations for our Common Stock first become available. It is possible that a limited trading market, known as a “when-issued” trading market, may develop on or shortly before the record date for the distribution and that regular trading, to the extent available on the OTCBB quotation and trading system, will begin on the first trading day after the effective date of the Distribution. Petro River will continue to list its common stock on the OTCBB under the symbol “PTRC” following the Distribution.

The Company has also filed for a direct public offering of up to $4.0 million (“DPO”).  Any such DPO would include the materials constituting this registered filing.

Alternate Prospectus - 1

IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

UNTIL ____________, 2017 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectus we or Petro River may authorize to be delivered or made available to you. Neither we, nor Petro River have authorized anyone to provide you with different information. We and Petro River are distributing the shares of Common Stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our Common Stock. Our business, financial condition, operating results and prospects may have changed since that date.

Unless the context otherwise requires, the words “Wrap Technologies, Inc.,” “Wrap Technologies,” “Wrap Tech,” “we,” “the Company,” “us” and “our” refer to Wrap Technologies, Inc., a Delaware corporation.

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The Offering

Common Stock offered by Petro River	400,838 shares of the Company as of the date of this prospectus.

Common Stock outstanding	20,000,000 shares of Common Stock excluding any shares that may be sold in the DPO described elsewhere in this prospectus.

Use of proceeds	We will not receive any proceeds from the distribution of the Common Stock by Petro River.

Risk factors
You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Summary of the Distribution

The following is a summary of the terms of the distribution. Please see “The Distribution” beginning on page 6 for a more detailed description of the matters described below.

The Distribution

Distributing company	Petro River Oil Corp. (“Petro River”), a Delaware corporation.

Distributed company	Wrap Technologies, Inc., a Delaware corporation (the “Company”). The Company’s principal executive offices are located at 4620 Arville Street, Suite E, Las Vegas, Nevada 89103.

Distribution ratio
Each holder of Petro River common stock will receive a dividend of approximately one share of Company Common Stock for every 39.5 shares of Petro River common stock held on the record date. Any fractional shares will be rounded down to the next whole share. Accordingly, any Petro River shareholder holding less than approximately 39.5 shares of Petro River will not receive any shares of the Company.

Securities to be distributed	400,838 shares of Company Common Stock, which will constitute all of the outstanding shares of the Company’s Common Stock beneficially owned by Petro River.

Record date
The record date is the close of business, _______, 2017. To receive shares of Common Stock of the Company in the Distribution, holders of Petro River common stock must be shareholders as of the close of business on the record date.

Distribution date	The distribution date will be on or about ________, 2017 (“Distribution Date”).

Tax Consequences to Petro River Stockholders
For U.S. federal income tax purposes, gain or loss may be recognized by, or be includible in the income of, a U.S. Holder (as defined in “U.S. Federal Income Tax Consequences of the Distribution”) as a result of the Distribution. In addition, the aggregate tax basis of the Petro River common stock and the Company’s Common Stock held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Petro River common stock held by the U.S. Holder immediately before the Distribution, allocated between the Petro River common stock and the Company Common Stock in proportion to their relative fair market values on the date of the Distribution (subject to certain adjustments). See “U.S. Federal Income Tax Consequences of the Distribution.”

We urge you to consult your tax advisor as to the specific tax consequences of the Distribution to you, including the effect of any U.S. federal, state, local or foreign tax laws and of changes in applicable tax laws.

As a result of the distribution, we will be a publicly-traded company. The Distribution involves the following steps:

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Approval of the distribution by the Board of Directors of Petro River at a special meeting held on March 15, 2017; and
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Following the Distribution, the application for listing and quotation of the Company’s Common Stock on the OTCBB.

For a further explanation of the distribution, see “The Distribution” beginning on page 6.

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Risk Factors Relating to the Distribution

The Distribution could result in tax liability to Petro River and its stockholders.

The Distribution is not expected to qualify for non-recognition of gain and loss to Petro River or its stockholders for federal income tax purposes. This conclusion does not address any U.S. state or local or foreign tax consequences of the Distribution, which could result in other tax liabilities. We will not have a tax opinion of counsel on this matter. Even if we had such an opinion, the opinion would not be binding on the Internal Revenue Service (“IRS”) or the courts. In this case, each Petro River shareholder who receives our Common Stock in the Distribution would generally be treated as receiving a distribution in an amount equal to the fair market value of our Common Stock, which could result in (i) a taxable dividend to the Petro River shareholders to the extent of that Petro River shareholder’s pro rata share of Petro River’s current and accumulated earnings and profits (of which there are none, so no dividend is expected); (ii) a reduction in the Petro River shareholder’s basis (but not below zero) in Petro River common stock to the extent the amount received exceeds the stockholder’s share of Petro River’s earnings and profits; and (iii) a taxable gain to the extent the amount received exceeds the sum of the Petro River shareholder’s share of Petro River’s earnings and profits and its basis in its Petro River common stock. Petro River has no accumulated or current earnings and profits, which may mitigate the tax liability, if any, to the Petro River shareholders. Petro River would recognize gain in an amount up to the fair market value of the Company’s Common Stock held by it immediately before the Distribution, likely offset by its net operating loss carry forward.

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THE DISTRIBUTION

In addition to the shares of Common Stock offered by the Company DPO, this prospectus also relates to the distribution by Petro River Oil Corp. (“Petro River”) of shares of our Common Stock which were issued to Petro River in connection with the merger of the Company with and into MegaWest Energy Montana Corp., a wholly-owned subsidiary of the Company (“MegaWest”) on March 31, 2017 (the “MegaWest Merger”), as further described below.

Background

Petro River is an independent energy company focused on the exploration and development of conventional oil and gas assets with low discovery and development costs. Petro River is currently focused on moving forward with drilling wells on several of its properties owned directly and indirectly through its subsidiaries and other interests. In light of the challenging oil price environment and capital markets, Petro River is focusing on specific target acquisitions and investments, including farm-in and joint venture opportunities for the Company’s oil and gas assets, and limiting operating expenses outside of its oil and gas assets.

On March 22, 2017, Wrap Technologies, LLC (“Wrap LLC”) and Petro River entered into a Stock Purchase Agreement, pursuant to which the Company acquired from Petro River all the capital stock of MegaWest, in consideration for the issuance to Petro River of 2% of the issued and outstanding membership interests in Wrap LLC. As a result, MegaWest became a wholly-owned subsidiary of Wrap LLC. On March 31, 2017, Wrap LLC and MegaWest entered into a Merger Agreement, pursuant to which Wrap LLC was merged with and into MegaWest, and MegaWest changed it’s name to Wrap Technologies, Inc., a Delaware corporation. In connection with the MegaWest Merger, all of the membership interests in Wrap LLC prior to March 31, 2017 were converted into and exchanged for 20.0 million shares of Common Stock of the Company.

As a result of the MegaWest Merger, Petro River received an aggregate total of 400,838 shares of Common Stock, representing approximately 2% of the issued and outstanding Common Stock of the Company upon consummation of the MegaWest Merger. The remaining 19,599,162 shares of Common Stock of the Company was issued to the members of Wrap LLC immediately prior to the consummation of the MegaWest Merger. As a part of the MegaWest Merger, the Company agreed to register all shares of the Company’s Common Stock held by Petro River for distribution to Petro River’s shareholders as a dividend.

The total number of shares registered for resale in the offering does not include 19,599,162 shares issued in connection with the MegaWest Merger that are not being registered, which shares are held by former members of Wrap LLC.

Although Petro River’s Board of Directors has approved the Distribution, Petro River has the right not to complete the Distribution if, at any time, the Petro River Board of Directors, in its sole and absolute discretion, determines that the Distribution is not in the best interests of Petro River or its shareholder, or is otherwise not advisable. For a more detailed description, see "The Distribution-Conditions to the Distribution."

Reasons for the Distribution

Petro River determined that the sale of the capital stock of MegaWest was in the best interests of Petro River’s shareholders since it resulted in Petro River’s ability to realize value from MegaWest, which, at the time of consummation of the sale, was inactive and did not have any assets of material value.  Petro River also believed that its resulting interest in the Company, by distributing such interest to Petro River’s shareholders, would provide such shareholders with the potential to realize the anticipated value created from the development of the Company’s business, and the Company’s intent to go public.

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Conversely, due to Petro River’s intent to distribute the shares received in connection with the sale to its shareholders, the Company determined that by purchasing MegaWest, and consummating the MegaWest Merger, the Company would be able to establish itself as an independent, publicly traded corporation, which we believe will diversify our shareholder base and meaningfully enhance our industry market perception, thereby providing greater growth opportunities for us than our consolidated operation as a division of Petro River. Additionally, our near-term goals for our business include raising sufficient capital to commercialize BolaWrap™ 100, develop additional versions of the technology, and develop new technologies and products. Achieving these goals will require offerings of securities by us, including the offering described elsewhere in this prospectus. Our business will be separate and distinct from Petro River’s business and, accordingly, we believe that pursuing such growth and capital funding opportunities will be greatly facilitated with a capital structure that is tailored for the Company's needs, separate from those of Petro River.

Shares to be Distributed by Petro River

As described above, the Company agreed to register all shares of the Company’s Common Stock held by Petro River for distribution to Petro River’s shareholders as a dividend (the “Distribution”). As such, this prospectus registers the resale of a total of 400,838 shares of Common Stock currently held by Petro River (the “Distribution Shares”).

The following table sets certain information about Petro River, including information with respect to shares of our Common Stock beneficially owned by Petro River as of May 30, 2017:

Name	Shares Beneficially Owned Prior to the Distribution (1)	Shares to be Distributed	Shares Beneficially Owned After the Distribution (2)
Petro River Oil Corp. (3)	400,838	400,838	*

*	Represents less than 1%

(1)	Beneficial ownership amounts and percentages are calculated in accordance with Rule 13d-3 of the Exchange Act.

(2)
Assumes that Petro River will sell or distribute all shares of the Company’s Common Stock saleable pursuant to this prospectus. Registration of the shares of Common Stock identified herein does not necessarily mean that Petro River will sell or distribute all or any portion of the shares covered by this prospectus.

(3)
Scot Cohen, Executive Chairman of Petro River, exercises voting and investment authority over these shares. Petro River may be deemed to be an underwriter of the shares of Common Stock registered on their behalf.

When and How You Will Receive Company Shares

Petro River will distribute to its shareholder, as a pro rata distribution, approximately one share of our Common Stock for every 39.5 shares of Petro River common stock outstanding as of ____________, 2017, the record date established by Petro River for the Distribution (the “Record Date”). The distribution ratio may change slightly to the extent of changes in the outstanding Petro River shares on the Record Date. Any fractional shares will be rounded down to the nearest whole share and accordingly any Petro River stockholder holding less than approximately 39.5 shares of Petro River will not receive any shares of the Company. The number of shares of Common Stock (i.e., 400,838) will not change.

Prior to the Distribution, Petro River will deliver all of the issued and outstanding shares of the Common Stock owned by it to the distribution agent. Our transfer agent, Colonial Stock Transfer, will serve as the distribution agent for the Distribution.

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If you own Petro River common stock as of the close of business on _____________, 2017, the shares of our Common Stock that you are entitled to receive in the Distribution will be issued to your account as follows:

Registered stockholders. If you own your shares of Petro River common stock directly through the Company's transfer agent, Computershare, you are a registered stockholder. In this case, the distribution agent will credit the whole shares of our Common Stock   you receive in the Distribution by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book-entry form refers to a method of recording share ownership where no physical stock certificates are issued to shareholders, as is the case in the Distribution. You will be able to access information regarding your book-entry account holding our shares at Colonial Stock Transfer. Commencing on or shortly after the beginning of the Distribution (the “Distribution Date”), the distribution agent will mail to you an account statement that indicates the number of whole shares of our Common Stock that have been registered in book-entry form in your name. We expect it will take the distribution agent up to two weeks after the Distribution Date to complete the distribution of the shares of our Common Stock and mail statements of holding to all registered stockholders.

"Street name" or beneficial stockholders. Most Petro River stockholders own their shares of Petro River common stock beneficially through a bank, broker or other nominee. In these cases, the bank, broker or other nominee holds the shares in "street name" and records your ownership on its books.  If you own your shares of Petro River common stock through a bank, broker or other nominee, your bank, broker or other nominee will credit your account with the whole shares of our Common Stock that you receive in the Distribution on or shortly after the Distribution Date. We encourage you to communicate with your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in "street name."

If you sell any of your shares of Petro River common stock on or before the Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the shares of our Common Stock to be distributed in respect of the Petro River shares you sold. See "The Distribution-Trading Prior to the Distribution Date" for more information.

As Petro River’s Board of Directors approved the Distribution at a special meeting held on March 17, 2017, and determined that approval of the Distribution was not required by Petro River’s shareholders, we are not asking Petro River shareholders to take any action in connection with the Distribution. We are also not asking you to make any payment or surrender or exchange any of your shares of Petro River common stock for shares of our Common Stock.  The number of outstanding shares of Petro River common stock will not change as a result of the Distribution.

Number of Shares You Will Receive

On the Distribution Date, you will receive approximately one share of our Common Stock for every 39.5 shares of Petro River common stock you hold on the Record Date.

Treatment of Fractional Shares

The distribution agent will not distribute any fractional shares of our Common Stock in connection with the Distribution. Instead, the distribution agent will round down fractional shares of our Common Stock to the nearest whole number of shares of Common Stock. Accordingly, any Petro River stockholder holding less than approximately 39.5 shares of Petro River will not receive any shares of the Company.

Results of the Distribution

After the Distribution, we expect to be an independent publicly-traded company. Immediately following the Distribution, we expect to have approximately 750 holders of all of our outstanding Common Stock, and 20,000,000 shares of our total Common Stock outstanding, excluding any shares sold in the the public offering described elsewhere in this prospectus. The number of shares of Common Stock Petro River will distribute in the Distribution will not change.  The Distribution will not affect the number of outstanding shares of Petro River common stock or any rights of Petro River shareholders.

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Listing and Trading of the Common Stock

As of the date of this prospectus, no public market for our Common Stock exists.  We intend to list our Common Stock on the OTCQB Marketplace or better under a trading symbol yet to be assigned. Following the Distribution, Petro River common stock will continue to trade on the OTC Pink Marketplace under the symbol "PTRC."

Neither we nor Petro River can assure you as to the trading price of Petro River common stock or our Common Stock after the Distribution, or as to whether the combined trading prices of our Common Stock and the Petro River common stock after the Distribution will be less than, equal to or greater than the trading prices of Petro River common stock prior to the Distribution.  The trading price of our Common Stock may fluctuate significantly following the Distribution. See "Risk Factors-Risks Relating to the Distribution" for more detail.

The shares of our Common Stock distributed to Petro River stockholders will be freely transferable, including shares received by individuals who are our affiliates.  Individuals who may be considered our affiliates after the Distribution include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes.  These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our Common Stock only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(1) or Rule 144 of the Securities Act.

Trading Prior to the Distribution Date

We anticipate that, as early as two trading days prior to the Record Date and continuing up to and including the Distribution Date, there will be two markets in Petro River common stock: a "regular-way" market and an "ex-distribution" market. Shares of Petro River common stock that trade on the regular-way market will trade with an entitlement to receive shares of our Common Stock in the Distribution. Shares that trade on the ex-distribution market will trade without an entitlement to receive shares of the Common Stock in the Distribution.  Therefore, if you sell shares of Petro River common stock in the regular-way market up to and including the Distribution Date, you will be selling your right to receive shares of our Common Stock in the Distribution.  However, if you own shares of Petro River common stock at the close of business on the Record Date and sell those shares on the ex-distribution market up to and including the Distribution Date, you will still receive the shares of our Common Stock that you would otherwise be entitled to receive in the Distribution. Following the Distribution Date on a date to be determined, we expect shares of our common stock to be listed on the OTCQB Marketplace or better under a trading symbol yet to be assigned.

Conditions to the Spin-Off

We expect that the separation will be effective on the Distribution Date, provided that the following conditions are satisfied or waived by Petro River:

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the SEC shall have declared effective our Registration Statement on Form S-1, of which this prospectus is a part, under the Securities Act, and no stop order suspending the effectiveness of our Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC;

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no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect, and no other event outside the control of Petro River shall have occurred or failed to occur that prevents the consummation of the Distribution;

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no other events or developments shall have occurred prior to the Distribution Date that, in the judgment of the Petro River Board, would result in the Distribution having a material adverse effect on Petro River or its shareholders; and

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prior to the Distribution Date, this prospectus shall have been mailed or otherwise made available to the holders of Petro River common stock as of the Record Date.

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Reasons for Furnishing this Prospectus

We are furnishing this prospectus solely to provide information to Petro River’s shareholders who will receive shares of our Common Stock in the Distribution. You should not construe this prospectus as an inducement or encouragement to buy, hold or sell any of our securities or any securities of Petro River.  We believe that the information contained in this prospectus is accurate as of the date set forth on the cover.  Changes to the information contained in this prospectus may occur after that date, and neither we nor Petro River undertake any obligation to update the information except in the normal course of our and Petro River's public disclosure obligations and practices and except as required by applicable law.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

Consequences to U.S. Holders of Petro River Common Stock

The following is a summary of the material U.S. federal income tax consequences to holders of Petro River common stock in connection with the Distribution. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this prospectus, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described in this section of the prospectus.

This summary is limited to holders of Petro River common stock that are U.S. Holders, as defined immediately below, that hold their Petro River common stock as a capital asset. A "U.S. Holder" is a beneficial owner of Petro River common stock that is, for U.S. federal income tax purposes:

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an individual who is a citizen or a resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or, in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This summary does not discuss all tax considerations that may be relevant to shareholders in light of their particular circumstances, nor does it address the consequences to shareholders subject to special treatment under the U.S. federal income tax laws, such as:

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dealers or traders in securities or currencies;

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tax-exempt entities;

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banks, financial institutions or insurance companies;

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real estate investment trusts, regulated investment companies or grantor trusts;

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persons who acquired Petro River common stock pursuant to the exercise of employee stock options or otherwise as compensation;

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stockholders who own, or are deemed to own, 10% or more, by voting power or value, of Petro River equity;

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stockholders owning Petro River common stock as part of a position in a straddle or as part of a hedging, conversion or other risk reduction transaction for U.S. federal income tax purposes;

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certain former citizens or long-term residents of the United States;

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stockholders who are subject to the alternative minimum tax; or

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persons who own Petro River common stock through partnerships or other pass-through entities.

This summary does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds Petro River common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to its tax consequences.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DISTRIBUTION.

General

Subject to the qualifications and limitations set forth herein, management of the Company believes that for U.S. federal income tax purposes:

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gain or loss may be recognized by, or be includible in the income of, a U.S. Holder as a result of the Distribution;

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the aggregate tax basis of the Petro River common stock and Distribution Shares held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the Petro River common stock held by the U.S. Holder immediately before the Distribution, allocated between the Petro River common stock and the Distribution Shares in proportion to their relative fair market values on the date of the Distribution; and

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the holding period of the Distribution Shares received by each U.S. Holder will include the holding period of their Petro River common stock, provided that such Petro River common stock is held as a capital asset on the date of the Distribution.

U.S. Holders that have acquired different blocks of Petro River common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period of, Distribution Shares distributed with respect to such blocks of Petro River common stock.

The conclusions do not address any U.S. state or local or foreign tax consequences of the Distribution. The conclusions  assume that the Distribution will be completed as described in this prospectus. In addition, the conclusions are based on certain representations as to factual matters from, and certain covenants by, Petro River and us. The conclusions cannot be relied on if any of the assumptions, representations or covenants are incorrect, incomplete or inaccurate or are violated in any material respect.

The conclusions are not binding on the Internal Revenue Service (“IRS”) or the courts, and we cannot assure you that the IRS or a court will not take a contrary position.

The Distribution is not expected to qualify for non-recognition of gain and loss, and therefore U.S. Holders could be subject to tax. In this case, each U.S. Holder who receives Distribution Shares in the Distribution would generally be treated as receiving a distribution in an amount equal to the fair market value of the Distribution Shares received, which would generally result in:

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a taxable dividend to the U.S. Holder to the extent of that U.S. Holder's pro rata share of Petro River's current and accumulated earnings and profits;

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a reduction in the U.S. Holder's basis (but not below zero) in Petro River common stock to the extent the amount received exceeds the stockholder's share of Petro River's earnings and profits; and

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 a taxable gain to the extent the amount received exceeds the sum of the U.S. Holder's share of Petro River's earnings and profits and the U.S. Holder's basis in its Petro River common stock.

Petro River has no accumulated or current earnings and profits, which may mitigate the tax liability, if any, to the Petro River shareholders.

Backup Withholding and Information Statement

Treasury Regulations require each Petro River stockholder who, immediately before the Distribution, owns 5% or more (by vote or value) of the total outstanding stock of Petro River, to attach to such stockholder's U.S. federal income tax return for the year in which the Distribution occurs a statement setting forth certain information related to the Distribution.

Consequences to Petro River

The material U.S. federal income tax consequences to Petro River in connection with the Distribution are relevant to holders of Petro River common stock. Since the Distribution is not expected to qualify for non-recognition of gain and loss under Section 355 of the Code, then Petro River would recognize gain in an amount up to the fair market value of the Distribution Shares held by it immediately before the Distribution. Petro River expects any such gain to be absorbed and offset by its accumulated net operating loss (“NOL”) carry forward.

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USE OF PROCEEDS

We will not receive any of the proceeds from the distribution of the Common Stock by Petro River.

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400,838 Shares of Common Stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than the placement agent fees payable by us in connection with the sale of Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority (“FINRA”) registration fee.

SEC registration fee	$464
Accounting fees and expenses	$7,500
Legal fees and expenses	$35,000
Blue Sky filing fees	$5,000
Miscellaneous fees and expenses	$2,036
Total	$50,000

Item 14.  Indemnification of Directors and Officers

Our Certificate of Incorporation and Bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that a director will not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

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for any breach of the director’s duty of loyalty to us or our shareholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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under Section 174 of the Delaware General Corporation Law (the “DGCL”); or

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for any transaction from which the director derived any improper personal benefit.

Our Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

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such indemnification is expressly required to be made by law;

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the proceeding was authorized by the board of directors; or

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such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our Bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to e indemnified under Article XI of our bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

 Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its shareholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

Item 15.  Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities issued and sold by the Registrant since April 17, 2015:

(1)  In March, September, and October 2016, the Registrant issued and sold to three officers/directors and two investors an aggregate of 14,358,361 shares of its Common Stock, at a purchase price of $0.00836 per share, for aggregate gross consideration of $120,000;

(2)  In December 2016 and January 2017, the Registrant issued and sold to three officers/directors and five investors an aggregate of 5,240,801 shares of its Common Stock, at a purchase price of $0.10477 per share, for aggregate gross consideration of $547,500; and

(3)  In March 2017, the Registrant issued and sold to Petro River Oil Corp. (“Petro River”) an aggregate of 400,838 shares of its Common Stock, for and in consideration for 100% of the equity of MegaWest Energy Montana Corp.

The offers, sales and issuances of the securities described in paragraphs (1) and (2) above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act and had adequate access, through employment, business or other relationships, to information about the Registrant. No underwriters were involved in these transactions.

The offer, sale and issuance of the securities described in paragraph (3) above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as a transaction by an issue not involving a public offering.   Petro River acquired the shares of Common Stock with the intent to distribute the shares of Common Stock acquired by it to its shareholders, and therefore may be construed to be an underwriter under the Securities Act; however, such shares are proposed to be registered on this Registration Statement prior to such distribution.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits.  The following exhibits are filed as part of this Registration Statement:

2.1+	Stock Purchase Agreement, dated March 22, 2017, by and between Wrap Technologies, LLC, Petro River Oil Corp., and Megawest Energy Montana Corp.

2.2+	Merger Agreement between Wrap Technologies, LLC and Megawest Energy Montana Corp., dated March 30, 2017.

3.1+	Amended and Restated Certificate of Incorporation of the Registrant

3.2+	Bylaws of the Registrant

4.1	Form of Common Stock Certificate

5.1*	Opinion of Disclosure Law Group, a Professional Corporation, regarding legality

10.1+	Amended and Restated Intellectual Property License Agreement, dated September 30, 2016, by and between Wrap Technologies, LLC and Syzygy Licensing LLC.

10.2+	2017 Equity Compensation Plan

14.1+	Code of Ethics of the Registrant Applicable to Directors, Officers And Employees

23.1	Consent of Rosenberg Rich Baker Berman & Company, independent registered public accounting firm

23.2*	Consent of Disclosure Law Group, a Professional Corporation (to be included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement on Form S-1, filed on April 17, 2017)

+ Incorporated by reference to the like numbered exhibit to the Registration Statement on Form S-1, filed on April 17, 2017.
* To be filed by amendment.

(b) Financial Statements.  See page F-1 for an index of the financial statements included in the Registration Statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on May 30, 2017.

WRAP TECHNOLOGIES, INC.

By:	/s/ James A. Barnes
James A. Barnes, Chief Executive Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/*	President, Chief Financial Officer and Director	May 30, 2017
James A. Barnes	(Principal Executive Officer and Principal Accounting Officer)

/s/ *	Director	May, 30 2017
Scot Cohen

/s/*	Director and Chief Technology Officer	May 30, 2017
Elwood G. Norris

* By: /s/ James A. Barnes
Attorney-in-fact